UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LANCASTER COLONY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

37 West Broad Street
Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 17, 2008

The Annual Meeting of Shareholders (the “Annual Meeting”) of Lancaster Colony Corporation (the “Corporation”) will be held at 11:00 a.m., Eastern Standard Time, on November 17, 2008, in the Lilac Room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.

The meeting will be held for the following purposes:

1. To elect three directors, each for a term that expires in 2011;

2.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2009;

3.	To approve and adopt amendments to the Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act;

4.	To approve and adopt amendments to the Corporation’s Articles of Incorporation to eliminate the requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock;

5.	To approve and adopt amendments to the Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals;

6.	To approve and adopt amendments to the Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law;

7.	To approve and adopt amendments to the Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors;

8.	To approve and adopt amendments to the Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law; and

9.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 19, 2008 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Corporation’s Board of Directors. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President

October 15, 2008

LANCASTER COLONY CORPORATION
37 West Broad Street
Columbus, Ohio 43215

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the Annual Meeting of Shareholders to be held November 17, 2008, in the Lilac Room of The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 11:00 a.m., Eastern Standard Time (the “Annual Meeting”). The enclosed proxy card, if completed and forwarded to the Corporation prior to the Annual Meeting, will be voted in accordance with the instructions contained therein. The proposals referred to on the enclosed proxy card are described in this Proxy Statement. This Proxy Statement and enclosed proxy card are first being mailed to shareholders on or about October 15, 2008.

A proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the Annual Meeting. The presence of a shareholder at the Annual Meeting will not revoke his or her proxy unless specific notice thereof is given to the Secretary or Assistant Secretary of the Corporation.

The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Corporation’s shares. Proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of officers and regular employees of the Corporation.

The Board of Directors has fixed the close of business on September 19, 2008 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof. At September 19, 2008, the Corporation had outstanding and entitled to vote 28,186,379 shares of Common Stock, without par value (“Common Stock”), with each share of Common Stock entitling its holder to one vote. The Corporation has no other class of stock outstanding.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for those shares but fail to vote those shares on some matters.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Voting Requirements

The following are the voting requirements for the items of business listed on the Notice of Annual Meeting of Shareholders that are expected to be conducted at the Annual Meeting, along with an explanation of how broker non-votes and abstentions will be treated for purposes of each proposal:

1.	Proposal One: The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect on the outcome of this proposal.

2.	Proposal Two: The ratification of the Corporation’s independent registered public accounting firm for the year ending June 30, 2009 also requires the favorable vote of a plurality of all votes cast by the holders of the

Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

3.	Proposal Three: Approval and adoption of the proposed amendments to the Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act require the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

4.	Proposal Four: Approval and adoption of the proposed amendments to the Corporation’s Articles of Incorporation to eliminate the requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock require the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

5.	Proposal Five: Approval and adoption of the proposed amendments to the Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirements for shareholder proposals, require the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

6.	Proposal Six: Approval and adoption of the proposed amendments to the Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law require the affirmative vote of a majority of the holders of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

7.	Proposal Seven: Approval and adoption of the proposed amendments to the Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors require the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

8.	Proposal Eight: Approval and adoption of the proposed amendments to the Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations to the extent permitted by Ohio law require the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. For purposes of determining the outcome of this proposal, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of nine members and is divided into three classes of three members each. The members of the three classes are elected to serve for staggered terms of three years.

The names and ages of the Corporation’s nominees for director and continuing directors, their principal occupations during the past five years and certain other information are listed below. Robert S. Hamilton retired from the Board of Directors in May 2008. As a result of Mr. Hamilton’s retirement, there was a vacancy in the 2009 class of Directors. John L. Boylan, a member of the 2010 class of Directors, was reassigned by the remaining Directors to fill this vacancy for Mr. Hamilton’s unexpired term, which created a vacancy in the 2010 class of Directors. Alan F. Harris was appointed by the remaining Directors to fill this vacancy in the 2010 class of Directors. As a result of filling these vacancies, Mr. Boylan’s current term will be reduced by one year so that his current term as Director will run until the Corporation’s 2009 Annual Meeting of Shareholders. Mr. Harris’s initial term as Director will run until the Corporation’s 2010 Annual Meeting of Shareholders. Each of the nominees is a director standing for re-election and has consented to stand for election for a term expiring at the Corporation’s 2011 Annual Meeting of Shareholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below by executing and returning the enclosed proxy card.

Nominees for Term to Expire in 2011

			Director
Name	Principal Occupation	Age	Since

Robert L. Fox	Financial Adviser for Wachovia Securities, LLC, a stock brokerage firm, since July 2008; Financial Adviser for A.G. Edwards & Sons, Inc., a stock brokerage firm, from 2005 to July 2008; and Financial Adviser for Advest, Inc., a stock brokerage firm, from 1978 to 2005	59	1991
John B. Gerlach, Jr.	Chairman of the Board, Chief Executive Officer and President of the Corporation since 1997(1)	54	1985
Edward H. Jennings	Retired since 2002; President Emeritus of The Ohio State University since 1990; Interim President of The Ohio State University from July 1, 2002 to September 30, 2002; and Professor of Finance at The Ohio State University from 1990 to 2002	71	1990

(1)	Mr. Gerlach is also a director of Huntington Bancshares Incorporated.

Continuing Directors

			Term	Director
Name	Principal Occupation	Age	Expires	Since

James B. Bachmann	Retired since 2003; and Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, a registered independent public accounting firm, from 1992 to 2003(1)	65	2009	2003
Neeli Bendapudi	Associate Professor of Marketing at The Ohio State University from 1996 to 2007 and since October 2008; and Executive Vice President and Chief Customer Officer of Huntington National Bank from April 2007 until October 2008	45	2009	2005
John L. Boylan	Chief Financial Officer and Vice President of the Corporation since 1996; and Treasurer of the Corporation since 1990	53	2009	1998
Alan F. Harris	Retired since 2007; Executive Vice President and Chief Marketing and Customer Officer of Kellogg Company, a food products company, from 2003 to 2007; and Executive Vice President and President, Kellogg Company International Division from 2000 to 2003	54	2010	2008
Henry M. O’Neill, Jr.	Chairman and Chief Executive Officer of IRTH Solutions, Inc., a voice response systems company, since 1988; and Chairman and Chief Executive Officer of Evergreen Food Services, a food catering business, from 1977 to 2005	73	2010	1976
Zuheir Sofia	Chairman of Sofia & Company, Inc., a financial advisory firm, since 1998; and President, Chief Operating Officer and Treasurer of Huntington Bancshares Incorporated from 1984 to 1998	64	2010	1998

(1)	Mr. Bachmann is also a director of Abercrombie & Fitch Co.

CORPORATE GOVERNANCE

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Executive Committees. In addition, the Board of Directors has adopted a Corporate Governance Program that includes Corporate Governance Principles, a Code of Business Ethics and Standards of Conduct. The charters of each of the committees and the Corporate Governance Principles, Code of Business Ethics and Standards of Conduct are posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

Director Independence — The Board of Directors and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its nonemployee members have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Board of Directors of the Corporation has identified and determined that Ms. Bendapudi and Messrs. Bachmann, Fox, Harris, Jennings, O’Neill and Sofia are independent directors. In determining that Ms. Bendapudi is an independent director, the Board considered that, in 2007, Ms. Bendapudi became an Executive Vice President and Chief Customer Officer of Huntington National Bank, which is one of the Corporation’s lenders. Ms. Bendapudi was primarily responsible for various customer service matters in connection with her employment with Huntington National Bank. In her work for Huntington, Ms. Bendapudi had no direct or indirect involvement with the Corporation’s relationship with Huntington National Bank.

Board Attendance — Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board of Directors attended the 2007 Annual Meeting of Shareholders (except for Mr. Harris, who was not a member of the Board of Directors at that time), and each of the current members of the Board of Directors is expected to attend the 2008 Annual Meeting. The Board of Directors held a total of nine meetings during fiscal 2008. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served during fiscal 2008.

Corporate Governance Principles — The Board of Directors, on the recommendation of the Nominating and Governance Committee, adopted a set of Corporate Governance Principles in 2005. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board of Directors. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board of Directors.

Code of Business Ethics and Standards of Conduct — The Corporation has adopted a Code of Business Ethics and Standards of Conduct that inform the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and set a high standard of business conduct. The Code of Business Ethics and Standards of Conduct apply to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s web site.

Shareholder Communication with the Board of Directors — Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The independent directors have requested that the Assistant Secretary of the Corporation act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board of Directors and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board of Directors will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board of Directors’ responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

BOARD COMMITTEES AND MEETINGS

Audit Committee — The Board of Directors has established an audit committee (the “Audit Committee”) in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Bachmann, Jennings and Sofia. Mr. Bachmann serves as Chairperson of the Audit Committee. It has been determined by the Corporation’s Board of Directors that each member of the Audit Committee meets the applicable Nasdaq independence requirements and that Mr. Bachmann is an Audit Committee “financial expert,” as defined in Item 407(d)(5) of Regulation S-K, due to his business experience and background described previously within this Proxy Statement. The Audit Committee operates pursuant to a charter that was approved by the Corporation’s Board of Directors in 2004 and amended in 2007. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The Audit Committee held seven meetings during fiscal 2008.

Compensation Committee — The Board of Directors has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Fox, Jennings and O’Neill. Mr. Jennings serves as Chairperson of the Compensation Committee. It has been determined by the Corporation’s Board of Directors that each member of the Compensation Committee meets Nasdaq independence requirements. The Compensation Committee operates pursuant to a charter that was approved by the Board of Directors in 2004 and amended in 2008. The duties of the Compensation Committee include: annually determining the compensation of the Chief Executive Officer and reviewing and approving goals and objectives relevant to his activities; reviewing and approving the Chief Executive Officer’s recommendations as to the compensation to be paid other executive officers of the Corporation; reviewing and approving offers to potential executive officers to join the Corporation; reviewing and approving perquisite policies; reviewing and approving employment agreements, severance or retention plans or agreements and severance or termination payments; overseeing regulatory compliance regarding compensation matters; establishing and evaluating performance goals and the level of achievement of such goals; reviewing and offering advice regarding director compensation, equity-based compensation and retirement pay; administering equity-based compensation plans and approving equity awards; reporting activities to the Board of Directors; reviewing and discussing the Compensation Discussion and Analysis with the Corporation’s management; determining whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and proxy statement; preparing a Compensation Committee Report for inclusion in the Corporation’s Annual Report on Form 10-K and proxy statement; reviewing director compensation; annually reviewing the Compensation Committee charter; and annually evaluating the Compensation Committee’s performance. The charter does not provide the Compensation Committee with any delegation authority regarding its duties, except for the ability to delegate authority to approve equity awards to a subcommittee of the Compensation Committee. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held four meetings during fiscal 2008.

Nominating and Governance Committee — The Board of Directors has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Fox, O’Neill and Sofia and Ms. Bendapudi. Mr. Sofia serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Corporation’s Board of Directors that each member of the Nominating and Governance Committee meets Nasdaq independence requirements. The Nominating and Governance Committee operates pursuant to a charter that was approved by the Board of Directors in 2004 and amended in 2005. The duties of the Nominating and Governance Committee include identification and nominations to the Board of Directors of candidates for election as directors of the Corporation and the development and review of a set of Corporate Governance Principles. The Nominating and Governance Committee held eight meetings during fiscal 2008. As part of its assigned duties, the Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board of Directors.

The Nominating and Governance Committee uses different sources to identify Board of Directors candidates, including the Corporation’s executive officers and current members of the Board of Directors. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board of Directors membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from shareholders regarding candidates must be delivered to the Corporation’s Corporate Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election. Section 2.03 of the Corporation’s Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board of Directors membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Corporation will be best served if its directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

Executive Committee — The Board of Directors has established an executive committee (the “Executive Committee”) that currently consists of Messrs. Gerlach, Fox, and Bachmann. No particular director serves as Chairperson of the Executive Committee. The Executive Committee operates pursuant to resolutions that were adopted by the Board of Directors in February 2008. The Executive Committee exercises the power and authority of the Board of Directors in managing the business and affairs of the Corporation (other than any power or authority specifically precluded by applicable law, the Corporation’s Articles of Incorporation or Code of Regulations, or by limiting resolutions of the Board of Directors), but the Executive Committee acts only in the intervals between meetings of the Board of Directors. Furthermore, all acts of the Executive Committee must be reported at the next Board of Directors meeting. The Executive Committee did not meet during fiscal 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2008, except that each of Messrs. Bachmann, Fox, Hamilton, Jennings, O’Neill and Sofia and Ms. Bendapudi filed one late report on Form 4 regarding one acquisition of restricted stock as compensation under the Lancaster Colony Corporation 2005 Stock Plan (the “2005 Stock Plan”), which reports were filed late due to administrative error.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock as of September 19, 2008:

		Amount of
	Nature of	Beneficial	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	Ownership	of Class(1)

John B. Gerlach, Jr.(2)(3)(4)(5)(6)(7)	Direct and indirect	8,285,036	29.39%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215
Dareth A. Gerlach(8)	Direct and indirect	5,941,014	21.08%
c/o Lancaster Colony Corporation 37 West Broad Street Columbus, Ohio 43215
Barington Companies Equity Partners, L.P. et al.(9) 888 Seventh Avenue, 17th Floor New York, NY 10019	Direct and indirect	1,408,707	5.00%

(1)	Percentages based upon 28,186,379 shares outstanding as of September 19, 2008.

(2)	Holdings include shares owned by spouse and shares held in custodianship or as trustee. Mr. Gerlach disclaims beneficial ownership in such holdings with respect to 7,522,026 shares.

(3)	Mr. Gerlach, a trustee of Gerlach Foundation, Inc., shares voting and investment power in this foundation, which is a private charitable foundation. Gerlach Foundation, Inc. holds 346,826 shares. These shares are included in the above table. The FG Foundation, a supporting foundation (of which Mr. Fox and Mr. Gerlach serve as trustees) of a public charitable foundation, Fox Foundation, Inc., and Gerlach Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Gerlach. Mr. Gerlach is also an officer of Lancaster Lens, Inc. and shares voting and investment power with respect to the 159,499 shares owned by it. Mr. Gerlach disclaims beneficial ownership of any of these shares, all of which are also reported in footnote 2.

(4)	Mr. Gerlach, by virtue of his stock ownership and positions with the Corporation, may be deemed a “control person” of the Corporation.

(5)	Mr. Gerlach is trustee and his mother, Dareth A. Gerlach, is special trustee of the John B. Gerlach Marital Deduction Trust A-1. This trust presently holds 5,737,602 shares. Mr. Gerlach is also trustee and his mother, Dareth A. Gerlach, is a special trustee of the John B. Gerlach Taxable Irrevocable Trust. This trust presently holds 137,430 shares. These shares are included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares, all of which are also reported in footnote 2.

(6)	Includes 348,000 shares held by a family limited partnership and 12,500 shares held by a corporation which is the general partner of the family limited partnership. Mr. Gerlach shares indirect beneficial ownership of these shares.

(7)	Includes 11,927 shares held through the Lancaster Colony Corporation Employee Stock Ownership Plan and 555 shares held through the Lancaster Colony Corporation 401(k) Savings Plan.

(8)	Includes 5,737,602 shares that are held by the John B. Gerlach Marital Deduction Trust A-1 and 137,430 shares held by the John B. Gerlach Taxable Irrevocable Trust of which Mr. Gerlach is trustee and of which Dareth A. Gerlach is special trustee with sole voting power with respect to the shares. See footnote 5.

(9)	Barington Companies Equity Partners, L.P., et al. filed an amended Schedule 13D with the SEC on June 17, 2008 indicating that, as of June 16, 2008: (A) Barington Companies Equity Partners, L.P. beneficially owns an aggregate of 440,430 shares; (B) Barington Investments, L.P. beneficially owns 211,335 shares; (C) Barington Companies Offshore Fund, Ltd. beneficially owns 750,642 shares; (D) Barington Capital Group, L.P. beneficially owns 1,402,407 shares; and (E) RJG Capital Partners, L.P. beneficially own 6,300 shares. Furthermore, Barington Companies Equity Partners, L.P., et al. indicated in the amended Schedule 13D filed with the SEC on June 17, 2008 that:

• As the general partner of Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC may be deemed to beneficially own the 440,430 shares beneficially owned by Barington Companies Equity Partners, L.P.; as the general partner of Barington Investments, L.P., Barington Companies Advisors, LLC may be deemed to beneficially own the 211,335 shares beneficially owned by Barington Investments, L.P.; as the investment advisor to Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC may be deemed to beneficially own the 750,642 shares beneficially owned by Barington Companies Offshore Fund, Ltd.; as the majority member of Barington Companies Investors, LLC, Barington Companies Advisors, LLC, and Barington Offshore Advisors II, LLC, Barington Capital Group, L.P. may be deemed to beneficially own the 440,430 shares beneficially owned by Barington Companies Equity Partners, L.P., the 211,335 shares beneficially owned by Barington Investments, L.P. and the 750,642 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,402,407 shares; as the general partner of Barington Capital Group, L.P., LNA Capital Corp. may be deemed to beneficially own the 440,430 shares beneficially owned by Barington Companies Equity Partners, L.P., the 211,335 shares beneficially owned by Barington Investments, L.P. and the 750,642 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,402,407 shares; and as the sole stockholder and director of LNA Capital Corp., James A. Mitarotonda may be deemed to beneficially own the 440,430 shares beneficially owned by Barington Companies Equity Partners, L.P., the 211,335 shares beneficially owned by Barington Investments, L.P. and the 750,642 shares beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,402,407 shares. Mr. Mitarotonda has sole voting and dispositive power with respect to the 440,430 shares beneficially owned by Barington Companies Equity Partners, L.P., the 211,335 shares beneficially owned by Barington Investments, L.P. and the 750,642 shares beneficially owned by Barington Companies Offshore Fund, Ltd. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

• As the general partner of RJG Capital Partners, L.P., RJG Capital Management, LLC may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P.; and as the managing member of RJG Capital Management, LLC, which in turn is the general partner of RJG Capital Partners, L.P., Ronald J. Gross may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P. Mr. Gross has sole voting and dispositive power with respect to the 6,300 shares beneficially owned by RJG Capital Partners, L.P. by virtue of his authority to vote and dispose of such shares. Mr. Gross disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

The following information indicates the beneficial ownership by all executive officers and directors of the Corporation as a group, each individual director, and each individual officer named in the 2008 Summary Compensation Table below, of the outstanding Common Stock as of September 19, 2008:

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class(1)

James B. Bachmann	1,500 shares(2)		*
Neeli Bendapudi	1,000 shares(2)		*
John L. Boylan	26,194 shares(3	)(4)(5)(10)	*
Robert L. Fox	1,094,794 shares(2	)(7)	3.88%
John B. Gerlach, Jr.	8,285,036 shares(4	)(5)(8)	29.39%
Alan F. Harris	0 shares		*
Edward H. Jennings	1,799 shares(2)		*
Henry M. O’Neill, Jr.	20,651 shares(2)		*
Bruce L. Rosa	73,870 shares(3	)(4)(5)(6)(10)	*
Zuheir Sofia	6,256 shares(2)		*
All executive officers and directors as a group (10 persons)	8,890,978 shares(9)		31.51%

*	Less than 1%

(1)	Percentages based upon 28,186,379 shares outstanding as of September 19, 2008.

(2)	Includes for each nonemployee director 500 shares of restricted stock received pursuant to the terms of the 2005 Stock Plan. The restricted stock vests one year from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient.

(3)	Includes shares obtainable on exercise of stock options within 60 days following September 19, 2008, which options have not been exercised, as follows: John L. Boylan — 15,000; and Bruce L. Rosa — 15,000.

(4)	Includes the following number of shares held through the Lancaster Colony Corporation Employee Stock Ownership Plan: John L. Boylan — 5,992; John B. Gerlach, Jr. — 11,927; and Bruce L. Rosa — 10,299.

(5)	Includes the following number of shares held through the Lancaster Colony Corporation 401(k) Savings Plan: John L. Boylan — 536; John B. Gerlach, Jr. — 555; and Bruce L. Rosa — 566.

(6)	Holdings include 47,705 shares held in a trust of which Mr. Rosa has beneficial ownership.

(7)	Holdings include shares owned by spouse and children and shares held in custodianship or as trustee. Mr. Fox disclaims beneficial ownership in such holdings with respect to 157,005 shares. In addition, Mr. Fox, a trustee of Fox Foundation, Inc., shares voting and investment power with his foundation, which is a private charitable foundation. Fox Foundation, Inc. holds 60,269 shares. These shares are included in the above table. The FG Foundation, a supporting foundation (of which Mr. Fox and Mr. Gerlach serve as trustees) of a public charitable foundation, Fox Foundation, Inc., and Gerlach Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Fox. Mr. Fox disclaims beneficial ownership of any of these shares.

(8)	See also the footnotes for Mr. Gerlach in the beneficial ownership table listed previously within this Proxy Statement.

(9)	Includes 30,000 shares obtainable on exercise of stock options within 60 days following September 19, 2008, which options have not been exercised, and includes 1,657 shares held in the Lancaster Colony 401(k) Savings Plan for the account of the executive officers of the Corporation, and 28,218 shares held in the Lancaster Colony Corporation Employee Stock Ownership Plan for the account of the executive officers of the Corporation, and 600 shares of restricted stock held by executive officers. For purposes of this calculation, the 620,122 shares held by Lehrs, Inc. have only been counted once.

(10)	Includes 300 shares of restricted stock received pursuant to the terms of the 2005 Stock Plan. The restricted stock vests three years from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.

Executive Compensation Program Philosophy and Objectives

As we discussed in our 2007 and 2008 annual reports, we are shifting away from our historical diversity of operations, instead choosing to follow a more food-focused strategy that we believe will best enhance long-term shareholder value. As we make this shift, we continue to reward our named executive officers (identified in our 2008 Summary Compensation Table below) for their efforts in helping us achieve market or above-market results, particularly within our Specialty Foods operations, and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”

For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	attract, motivate and retain key executive talent;

•	incentivize our named executive officers to help us achieve superior financial and operational performance; and

•	continue to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value.

We believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our named executive officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program is the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value. We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.

Compensation Administration and Consultant

The Compensation Committee of our Board of Directors, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executive officers. The compensation that we paid our named executive officers for fiscal years 2007 and 2008 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive officers participate.

As we reported last year, during fiscal year 2007, our Compensation Committee retained the services of an independent executive compensation consultant, Pearl Meyer & Partners, which we refer to as PM&P, to:

•	identify a peer group of firms comparable in size and industry to us so that we may look to them for the range of market compensation offered by other companies in our industry;

•	conduct a competitive assessment of our executive compensation program; and

•	reassess our traditional reliance on stock options as our long-term equity compensation instrument.

PM&P’s recommendations following the competitive assessment of our executive compensation program were based on our compensation philosophy and information it derived from our peer group’s compensation programs. Our Compensation Committee took these recommendations into consideration when it established executive compensation for fiscal year 2008. Given our more food-focused strategy, we asked PM&P to select entities for our peer group primarily from the food and beverage industries. The peer group identified by PM&P (and reviewed in advance by our Compensation Committee for appropriateness) was comprised of the following companies:

•	The Andersons, Inc.

•	Church & Dwight Co., Inc.

•	Coca-Cola Bottling Co. Consolidated

•	Flowers Foods, Inc.

•	The Hain Celestial Group, Inc.

•	Imperial Sugar Company

•	The J. M. Smucker Company

•	Lance, Inc.

•	Pilgrim’s Pride Corporation of Georgia, Inc.

•	Premium Standard Farms, Inc.

•	Ralcorp Holdings, Inc.

•	Revlon, Inc.

•	Sanderson Farms, Inc.

•	Seneca Foods Corporation

•	TreeHouse Foods, Inc.

There have been no changes to the peer group since it was first identified in 2007.

PM&P also provided our Compensation Committee with recommendations regarding changes in our long-term equity incentive program based on characteristics of our competitive market, our goal to utilize equity compensation in a way that is more aligned with our compensation program philosophy and objectives and our overall corporate strategic objectives over the next several years (including primarily our decision to increase our focus on our food business). These recommendations were presented to management and our Compensation Committee, and we implemented the recommended changes to our long-term equity compensation program with new grants of restricted stock and stock-settled stock appreciation rights in February 2008. Details of these grants with respect to our named executive officers are set forth below.

Compensation Processes, Procedures and Benchmarking

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled August meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officer’s total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive officers who report to him, but those executive officers are not present in the meeting during compensation deliberations. The chairman of our Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer, who is absent from the meeting at that time. Beginning with its August 2007 meeting, however, our Compensation Committee has compared our executive officers’ compensation with that offered to executive officers employed by companies in our peer group, based on information supplied by PM&P, during the first part of the review process. The Compensation Committee did not seek additional input from PM&P at its August 2008 meeting, but intends to consult with PM&P in connection with its August 2009 meeting.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officers. In general, when setting each component of compensation for our named executive officers, our Compensation Committee considers the following performance factors:

•	our previous year’s operating results and whether we achieved our performance objectives;

•	the relative value of the executive’s unique skills, competencies and institutional knowledge;

•	the executive’s performance of management and officer responsibilities; and

•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.

Our Compensation Committee has historically granted equity incentive awards every other year at its regularly scheduled February meeting. However, we suspended equity grants from 2005 to 2008 due, in part, to a reevaluation of our equity incentive program that began in fiscal 2007. We granted new awards in February 2008, and we discuss this in more detail below. Due to his already significant equity interest in our company, we generally do not award equity compensation to Mr. Gerlach.

With the exception of our Chief Executive Officer, as discussed in more detail below, we believe the total cash compensation paid to our named executive officers (the combination of salary and annual cash incentives) for fiscal 2008 was in line with the median compensation paid for executives holding similar positions in our peer group.

Primary Elements of Compensation

We have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve all of our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officers’ complete compensation arrangements when establishing salaries, annual cash and long-term equity incentive awards.

Salaries.  We provide our named executive officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee. However, our policy is that salaries for our named executive officer should not exceed median salaries for executive officers with similar responsibilities within our peer group.

For fiscal year 2008, the amount of each named executive officer’s salary increase, expressed as a percentage of such officer’s fiscal year 2007 salary, was as follows: Mr. Gerlach, 0%; Mr. Boylan, 3.8% and Mr. Rosa, 2.8%. Salaries earned by our named executive officers for 2007 and 2008 appear below in the “Salary” column of our 2008 Summary Compensation Table. For fiscal year 2009, we have increased our named executive officers’ salaries by an average of 2.8%.

Annual Cash Incentive Awards.  We also provide our named executive officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. For each named executive officer, his annual cash incentive award represents a performance-based, variable and “at-risk” cash component of compensation. Under this program, our two named executive officers other than our Chief Executive Officer were each granted the opportunity to earn for fiscal year 2008 an annual cash incentive payment based on our achievement of certain financial targets. We granted this award to Mr. Rosa based on his responsibility for supervising the operations of our Specialty Foods segment, and to Mr. Boylan based on his responsibilities as Chief Financial Officer.

For each award, our Chief Executive Officer retains discretionary authority to modify the financial targets and raise or lower the computed incentive payment by up to 5% based on his qualitative assessment of the executive’s overall development during the course of the fiscal year. Our Compensation Committee also retains authority to make further adjustments to the computed annual cash incentive payments. An annual cash incentive payment, if earned, is made in the fiscal year following the year in which it is earned. Annual cash incentive payments earned by our named executive officers for fiscal years 2007 and 2008 appear below in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of our 2008 Summary Compensation Table.

For fiscal year 2008, Mr. Rosa received the opportunity to earn a cash incentive payment equal to 0.35% of our Specialty Foods segment’s value-added income for fiscal year 2008. Our Compensation Committee first established 0.35% of Specialty Foods’ value-added income as the annual incentive opportunity for Mr. Rosa in 2004, and we have continued to view this as a fair annual incentive opportunity from year to year since 2004. We define value-added income as the amount by which the fiscal year operating income of our Specialty Foods segment exceeds a target level of income. We determine the applicable target level of income by multiplying the segment’s pre-tax cost of capital by the segment’s average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income. For our Specialty Foods segment in fiscal year 2008, average net assets equaled approximately $300 million, pre-tax cost of capital was approximately 12%, target income equaled approximately $56 million, and operating income exceeded target income by approximately $33 million. We utilized operating income and average net assets as the performance metrics for Mr. Rosa’s award because we believe use of these metrics was the best way to incentivize him to employ the Specialty Foods segment’s net assets efficiently. For fiscal year 2008, our Chief Executive Officer and our Compensation Committee exercised discretion to modify the annual cash incentive payment to Mr. Rosa, by adding 5% on to the calculated bonus. Both our Chief Executive Officer and the Compensation Committee believe the additional bonus was in part to recognize Mr. Rosa’s increased role in the Company’s strategic transition that emphasizes our food business.

Mr. Boylan’s fiscal year 2008 award represented the opportunity to earn a cash incentive payment equal to 0.179% of our consolidated value-added income for fiscal year 2008. For purposes of Mr. Boylan’s award opportunity, we define value-added income as the amount by which fiscal year consolidated operating income exceeds a target level of income. We determine the applicable target level of income by multiplying consolidated pre-tax cost of capital by consolidated average net assets (defined as including accounts receivable; inventory; prepaid expenses; property, plant and equipment; other assets; goodwill; current liabilities; deferred taxes and other non-current liabilities). We then calculate value-added income by subtracting target income from operating income. For our consolidated operations in fiscal year 2008, average net assets equaled approximately $409 million, pre-tax cost of capital was approximately 12%, target income equaled approximately $77 million, and operating income exceeded target income by approximately $8 million. We utilized consolidated operating income and average net assets as the performance metrics for Mr. Boylan’s award because we believe use of these metrics was the best way to incentivize him to employ our company’s consolidated net assets efficiently. We then rounded the annual cash incentive payment to Mr. Boylan down to the nearest hundred.

For fiscal year 2008, our Compensation Committee exercised substantial discretion under the plan to increase the annual cash incentive payment to Mr. Boylan from the formula-calculated $13,700 to a total of $118,700. In making this decision, our Compensation Committee considered the following three factors:

•	Mr. Boylan’s continued successful management of our restructuring program, including his substantial involvement in managing our facility closure and dispositions activities during fiscal year 2008;

•	The cash incentive formula described above resulted in a much lower calculated incentive payment than was anticipated by or acceptable to the Compensation Committee when establishing the annual incentive opportunity for Mr. Boylan; and

•	Mr. Boylan’s computed incentive payment would have resulted in his total compensation falling significantly below the compensation of his peers at the companies in our peer group. Based on our compensation philosophy of providing market compensation packages when performance meets our expectations, our Compensation Committee’s determination that Mr. Boylan’s performance met or exceeded our expectations for fiscal year 2008, and our desire to retain Mr. Boylan, our Compensation Committee determined that a substantial increase to Mr. Boylan’s computed annual incentive payment for fiscal year 2008 was appropriate.

The discretionary portion of Mr. Boylan’s annual cash incentive is reflected in the “Bonus” column of our 2008 Summary Compensation Table. The Compensation Committee recognizes that this is the second consecutive year in which a substantial discretionary amount was added to Mr. Boylan’s computed incentive payment. The Compensation Committee determined that Mr. Boylan’s bonus calculation requires adjustment to provide a market compensation package. For this reason, beginning in fiscal 2009, Mr. Boylan’s calculated incentive payment will be equal to 1% of consolidated value-added income.

As noted above, our Chief Executive Officer does not receive an annual cash incentive award. Our Compensation Committee views Mr. Gerlach’s salary as sufficient cash compensation for the performance of his responsibilities and believes that his participation in the annual cash incentive program is not necessary to align Mr. Gerlach’s interest with the long-term interest of our shareholders, especially given his significant direct ownership interest in our company. Because Mr. Gerlach does not receive any annual incentive compensation, his total cash compensation falls below the median of peer company chief executive officers. Our Compensation Committee and Mr. Gerlach consider this result acceptable given his significant ownership interest and the resulting low probability of his leaving the company.

Long-Term Equity-Based Incentive Awards.  Until 2008, we used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award.

However, during fiscal year 2008, with the assistance of PM&P, we have moved away from our reliance on stock options as our equity incentive compensation instrument. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our shareholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach:

•	the evolution of regulatory, tax and accounting treatment of equity incentive programs;

•	developments in our strategic objectives; and

•	the study of our equity-based incentive program that took place during fiscal year 2007.

Based on these factors, in February 2008, we began a new equity incentive program consisting of grants of stock-settled stock appreciation rights and restricted stock. We did not include any grants of stock options. At this time, it is our intention to use these forms of stock-settled stock appreciation rights and restricted stock for future equity awards. We believe these types of equity awards offer our employees, including our named executive officers, incentive that is aligned with the long-term interests of our shareholders.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our 401(k) savings plans, health insurance plan and group life insurance plan. These other benefits are discussed in detail below. In addition, our named executive officers participate in our deferred compensation program. We also make some post-termination payments and benefits available to our named executive officers, as described in detail below. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites.  We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal year 2008, we offered our named executive officers only the following perquisites: corporate automobile allocations and related insurance premium payments; and life insurance and travel insurance premium payments. More detailed information about perquisites for fiscal years 2007 and 2008 is presented below in the “All Other Compensation” column of our 2008 Summary Compensation Table and related narrative.

Executive Deferred Compensation Program.  The Lancaster Colony Corporation Executive Employee 2005 Deferred Compensation Plan, which we refer to as our nonqualified deferred compensation plan, allows our named executive officers to defer up to $50,000 of their annual base compensation for future payment. Under the nonqualified deferred compensation plan, amounts deferred by our named executive officers are maintained in separate book-entry accounts. Interest on the deferred amounts are credited semi-annually on June 30 and December 31 with an annual rate of interest equal to the prime interest rate reported in the Wall Street Journal on the first business day in January (for the June 30 credit) and July (for the December 31 credit). We do not match amounts that are deferred. Distributions from the nonqualified deferred compensation plan are paid upon termination of employment (including death or disability), and the named executive officer may elect to receive payments in either a lump sum or a series of installments upon termination. We do not fund the nonqualified deferred compensation plan, and participants have only an unsecured contractual commitment from us to pay the amounts due. More detailed information about the nonqualified deferred compensation plan is presented below in our 2008 Nonqualified Deferred Compensation Table and related narrative.

Health and Welfare Benefits.  We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our named executive officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our benefits and risk management department is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all employees. These benefits include vacation and personal time, paid holidays, medical and long and short-term disability insurance programs.

Retirement Benefits

Pension Benefits.  We do not provide defined benefit pension arrangements or post-retirement health coverage for our named executive officers, as we do not believe that providing these types of benefits to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

401(k) Savings Plan.  All of our named executive officers participate in our Lancaster Colony Corporation 401(k) Savings Plan, a tax-qualified defined contribution plan that we refer to as our 401(k) Plan. We believe that this benefit is competitive within our peer group and, while not a separate incentive by itself because it does not help us achieve any of our compensation program objectives, it is an essential and expected part of any compensation program. Under the 401(k) Plan, each employee may contribute up to 25% of eligible compensation on a before-tax basis into an individual account (subject to limits established by the Internal Revenue Service). In any fiscal year, we will contribute to each participant’s account a matching contribution equal to 40% of the first 4% of the participant’s compensation that has been contributed to the 401(k) Plan. Partial withdraws from the 401(k) Plan are permitted through a loan or based on financial hardship. Single lump sum withdrawals are permitted upon an employee’s termination of employment.

Effective for calendar year 2008, the 401(k) Plan limits the so-called annual additions that can be made to an employee’s account to $46,000 per year. Annual additions include matching contributions and before-tax contributions made by the employee. Of those annual additions, the current maximum before-tax contribution is $15,500 per year and no more than $230,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan.

Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $46,000 limitation on annual additions or the $15,500 general limitation on before-tax contributions, a catch-up contribution of up to $5,000 per year. Matching contributions from us that were paid to our named executive officers during fiscal years 2007 and 2008 are included in the “All Other Compensation” column of our 2008 Summary Compensation Table.

Employee Stock Ownership Plan.  The Lancaster Colony Corporation Employee Stock Ownership Plan, or ESOP, is another of our tax-qualified retirement plans. The ESOP was “frozen” on December 31, 1997 when it was amended to prevent further participation and contributions and to vest fully existing account balances. The ESOP was designed to invest primarily in “employer securities” as defined in Section 409(l) of the Internal Revenue Code. The ESOP continues to offer a pre-retirement diversification right, and dividends are distributed (upon election by the participant) in the form of cash or can be reinvested in our stock and credited to a participant’s account. Distributions in the form of a single lump sum or in five annual installments are made upon a participant’s termination of employment.

Employment and Severance Agreements

We do not maintain employment agreements with any of our named executive officers. We have entered into Key Employee Severance Agreements with Mr. Boylan and Mr. Rosa that specify cash payments in the event the named executive officer’s employment is terminated other than for cause or terminated by the executive officer for good reason within one year after a change in control (the terms cause, good reason and change in control are each defined in the agreement). In addition, the named executive officer will be entitled to participate in any health, disability and life insurance plans in which the executive participated at the time of termination, on the same basis, for a period of one year following termination. The agreements do not require the named executive officers to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreements are not subject to reduction for other compensation earned by the named executive officers after termination. The agreements do not have an expiration date. We believe that these agreements were necessary for us to attract and retain these two named executive officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

Stock Ownership Guidelines

As discussed above and as disclosed above in our beneficial ownership tables, our named executive officers already have a substantial equity interest in our company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our shareholders.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

EXECUTIVE COMPENSATION

Executive Officers

The following is a list of names and ages of all of the executive officers of the Corporation indicating all positions and offices held by such person and each person’s principal occupation or employment during the past five years. No person other than those listed below has been chosen to become an executive officer. The executive officers are elected annually by the Board of Directors:

			Executive
Name	Principal Occupation	Age	Officer Since

John B. Gerlach, Jr.	Chairman of the Board, Chief Executive Officer and President of the Corporation since 1997	54	1982
John L. Boylan	Chief Financial Officer and Vice President of the Corporation since 1996; and Treasurer of the Corporation since 1990	53	1990
Bruce L. Rosa	President of T. Marzetti Company, a food processing subsidiary of the Corporation, since 2003; and Vice President — Development of the Corporation since 1998	59	1998

The following tables and narratives provide, for the fiscal year ended June 30, 2008, descriptions of the cash compensation paid by us, as well as certain other compensation, for that year to Mr. John B. Gerlach, Jr., Chairman of the Board, Chief Executive Officer and President; Mr. John L. Boylan, Treasurer, Vice President, Assistant Secretary and Chief Financial Officer; and Mr. Bruce L. Rosa, President of T. Marzetti Company and Vice President — Development. We refer to these three individuals as our named executive officers. The 2008 Summary

Compensation Table below also provides a summary description of the compensation we paid to our named executive officers for the fiscal year ended June 30, 2007.

2008 Summary Compensation Table

The following table summarizes compensation earned during the 2007 and 2008 fiscal years by our named executive officers:

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(3)	($)(4)	($)(5)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John B. Gerlach, Jr.,	2008	$800,000	$0	$0	$0	$0	$0	$7,008 (6)	$807,008
Chairman of the Board, Chief Executive Officer and President	2007	$800,000	$0	$0	$0	$0	$0	$12,323	$812,323
John L. Boylan,	2008	$410,000	$105,000 (2)	$1,299	$8,139	$13,700	$0	$14,101 (7)	$552,239
Treasurer, Vice President, Assistant Secretary and Chief Financial Officer	2007	$395,000	$135,000	$0	$0	$22,800	$0	$13,480	$566,280
Bruce L. Rosa,	2008	$370,000	$5,710 (2)	$1,299	$8,139	$114,200	$0	$8,920 (8)	$508,268
President, T. Marzetti Company and Vice President — Development	2007	$360,000	$0	$0	$0	$185,000	$0	$8,733	$553,733

(1)	The amounts shown in this column for fiscal 2008 include the following amounts deferred by our named executive officers under our nonqualified deferred compensation plan, which is further discussed above under “Compensation Discussion and Analysis” and below in the “2008 Nonqualified Deferred Compensation Table” and accompanying narrative: Mr. Gerlach, $20,000; and Mr. Rosa, $18,750.

(2)	As discussed under “Compensation Discussion and Analysis” above, the amounts for fiscal 2008 represent discretionary increases under our annual cash incentive award program to the annual cash incentive payments computed for Mr. Boylan based on his fiscal year 2008 contributions to our long-term strategic objectives and for Mr. Rosa based on his increased role in our strategic transition to a more food-focused strategy.

(3)	The amounts shown in this column for fiscal 2008 do not reflect compensation actually received by the named executive officers, but reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), “Accounting for Stock-Based Compensation,” or SFAS 123R, excluding the effect of certain forfeiture assumptions, for awards of restricted stock granted in fiscal 2008. For additional information, refer to Notes 1 and 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008. These awards are discussed in further detail above under “Compensation Discussion and Analysis” and below under the “2008 Grants of Plan-Based Awards Table” and “Outstanding Equity Awards at 2008 Fiscal Year-End Table.”

(4)	The amounts shown in this column for fiscal 2008 do not reflect compensation actually received by the named executive officers, but reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with SFAS 123R, excluding the effect of certain forfeiture assumptions, for awards of stock-settled stock appreciation rights granted in fiscal 2008. For additional information, refer to Notes 1 and 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008. These awards are discussed in further detail above under “Compensation Discussion and Analysis” and below under the “2008 Grants of Plan-Based Awards Table” and “Outstanding Equity Awards at 2008 Fiscal Year-End Table.”

(5)	The amounts shown in this column for fiscal 2008 represent amounts computed for fiscal year 2008 performance under our annual cash incentive award program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial targets. See “Compensation Discussion and Analysis” for more information about our annual cash incentive award program.

(6)	This amount consists of (A) $2,037 in matching contributions to our 401(k) Savings Plan, (B) $4,242 allocated for personal use of a corporate automobile, (C) $648 in life insurance premium payments and (D) $81 in travel insurance premium payments.

(7)	This amount consists of (A) $2,700 in matching contributions to our 401(k) Savings Plan, (B) $9,842 allocated for personal use of a corporate automobile, (C) $830 in automobile insurance premium payments, (D) $648 in life insurance premium payments and (E) $81 in travel insurance premium payments.

(8)	This amount consists of (A) $2,959 in matching contributions to our 401(k) Savings Plan, (B) $4,402 allocated for personal use of a corporate automobile, (C) $830 in automobile insurance premium payments, (D) $648 in life insurance premium payments and (E) $81 in travel insurance premium payments.

2008 Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to our named executive officers during fiscal year 2008.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
					Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value of
		Estimated Possible Payouts Under			Under Equity Incentive			Shares of	Securities	Base Price	Stock and
		Non-Equity Incentive Plan Awards			Plan Awards			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)(1)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

John B. Gerlach, Jr.	—	—	—	—	—	—	—	—	—	—	—
John L. Boylan	—	—	$22,800	—	—	—	—	—	—	—	—
	2/27/08	—	—	—	—	—	—	300	—	—	$11,493
	2/27/08	—	—	—	—	—	—	—	12,000	$38.31	$72,000
Bruce L. Rosa	—	—	$185,000	—	—	—	—	—	—	—	—
	2/27/08	—	—	—	—	—	—	300	—	—	$11,493
	2/27/08	—	—	—	—	—	—	—	12,000	$38.31	$72,000

(1)	As we described in “Compensation Discussion and Analysis” above, under our annual cash incentive program, each named executive officer other than Mr. Gerlach receives a fiscal year bonus payment primarily determined based on the application of a bonus rate percentage to either the value-added income attributable to the entire company or the value-added income attributable to our Specialty Foods segment, as applicable. The resulting bonus payment is subject to discretionary adjustment on recommendation by our Chief Executive Officer and approval by our Compensation Committee. For fiscal year 2008, our Compensation Committee exercised discretion in increasing Mr. Boylan’s annual cash incentive payment by $105,000, and increasing Mr. Rosa’s payment by $5,710, as more fully described in “Compensation Discussion and Analysis” above.

Because value-added income changes from year-to-year, we are unable to determine in advance the target amounts for bonus awards under our annual cash incentive program. The amounts reflected in column (d) of the above table represent estimated possible payouts for fiscal year 2008 based on fiscal year 2007 actual performance, as required by applicable guidance. These amounts are not indicative of the actual amounts Messrs. Boylan and Rosa received under the annual cash incentive program for fiscal year 2008. The total annual cash incentive payments for our named executive officers for our performance in fiscal year 2008 were determined by our Compensation Committee on August 20, 2008, and are reflected in columns (d) and (g) of our 2008 Summary Compensation Table above. For more information about our annual cash incentive program, see “Compensation Discussion and Analysis” above.

(2)	These amounts represent shares of restricted stock that were granted on February 27, 2008 pursuant to our 2005 Stock Plan. The restricted stock is expected to fully vest on February 27, 2011.

(3)	These amounts represent stock-settled stock appreciation rights that were granted on February 27, 2008 pursuant to our 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 27, 2009, can be exercised for up to five years from the date of grant, and are expected to fully vest on February 27, 2011.

None of our named executive officers are parties to employment agreements with us, but Mr. Boylan and Mr. Rosa are parties to Key Employee Severance Agreements with us. For more information about these severance agreements, see “Compensation Discussion and Analysis — Employment and Severance Agreements” above, and the disclosure below under “Potential Payments Upon Termination or Change in Control.” For more information about the other compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and annual cash incentive payments or discretionary bonuses, also see “Compensation Discussion and Analysis” above.

Outstanding Equity Awards at 2008 Fiscal Year End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal year 2008.

	Option Awards							Stock Awards
												Equity
												Incentive
												Plan
											Equity	Awards:
					Equity						Incentive	Market or
					Incentive						Plan	Payout
					Plan						Awards:	Value of
	Number				Awards:					Market	Number of	Unearned
	of		Number of		Number of					Value of	Unearned	Shares,
	Securities		Securities		Securities			Number of		Shares or	Shares,	Units or
	Underlying		Underlying		Underlying			Shares or		Units of	Units or	Other
	Unexercised		Unexercised		Unexercised	Option		Units of Stock		Stock That	Other Rights	Rights That
	Options		Options		Unearned	Exercise	Option	That Have		Have not	That Have	Have not
	(#)		(#)		Options	Price	Expiration	not Vested		Vested	not Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

John B. Gerlach, Jr.	—		—		—	—	—	—		—	—	—
John L. Boylan	15,000	(1)	—		—	$41.52	Feb. 28, 2010	—		—	—	—
	—		12,000	(2)	—	$38.31	Feb. 27, 2013	—		—	—	—
	—		—		—	—	—	300	(3)	$9,084	—	—

	15,000		12,000					300		$9,084
Bruce L. Rosa	15,000	(1)	—		—	$41.52	Feb. 28, 2010	—		—	—	—
	—		12,000	(2)	—	$38.31	Feb. 27, 2013	—		—	—	—
	—		—		—	—	—	300	(3)	$9,084	—	—

	15,000		12,000					300		$9,084	—	—

(1)	These options were granted on February 23, 2005 pursuant to our 1995 Key Employee Stock Option Plan and were 100% vested as of the date of grant.

(2)	These stock-settled stock appreciation rights were granted on February 27, 2008 pursuant to our 2005 Stock Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 27, 2009, can be exercised for up to five years from the date of grant, and are expected to fully vest on February 27, 2011.

(3)	These shares of restricted stock were granted on February 27, 2008 pursuant to our 2005 Stock Plan. The restricted stock is expected to fully vest on February 27, 2011.

2008 Options Exercised and Stock Vested

None of our named executive officers exercised options, and none of our named executive officers had stock awards that vested, during fiscal year 2008.

2008 Pension Benefits

We do not maintain any defined benefit plans or other plans with specified retirement benefits in which our named executive officers participate.

2008 Nonqualified Deferred Compensation Table

This table shows certain information for fiscal year 2008 for each of our named executive officers under our nonqualified deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)	($)(2)	($)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

John B. Gerlach, Jr.	$20,000	—	$24,012	—	$338,259
John L. Boylan	—	—	$9,442	—	$128,970
Bruce L. Rosa	$18,750	—	$15,359	—	$217,729

(1)	The amounts reported for our named executive officers in this column are fully reported as part of the salary for each named executive officer in column (c) of the “2008 Summary Compensation Table” above.

(2)	None of the amounts reported for our named executive officers in this column are reported in the “2008 Summary Compensation Table” above.

(3)	The following amounts reported for our named executive officers in this column have been previously reported as deferred compensation in our “2007 Summary Compensation Table” included in last year’s proxy statement: Mr. Gerlach, $20,000; Mr. Boylan, $0; and Mr. Rosa, $25,000.

For more information about our nonqualified deferred compensation plan, see “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination or Change in Control

Our named executive officers may terminate employment with us under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, termination in connection with a change in control, death and disability. Except as discussed below, we generally limit the payments or other forms of compensation that we will provide our named executive officers when their employment with us is terminated to compensation elements that we provide all our employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

During fiscal year 2008, we were a party to Key Employee Severance Agreements with Mr. Boylan and Mr. Rosa that provide for them to receive certain cash payments and other benefits if their employment with us is terminated other than for cause or they resign for good reason, within one year of a change in control of our company. The terms “cause”, “good reason” and “change in control” are defined under these agreements. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of our company or involves misappropriation of our funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by us on Form 8-K as a change in control and certain significant changes in the ownership of our common stock or in the makeup of our Board of Directors.

Upon such a termination or resignation within one year of a change in control, we will pay to the terminated named executive officer in a lump sum cash payment an amount equal to the lesser of (1) the sum of (A) the executive officer’s highest annual salary within the immediately preceding three full fiscal years plus (B) the executive officer’s highest total annual bonus paid within the immediately preceding three full fiscal years, or (2) two times the executive officer’s salary and bonus paid for the immediately preceding fiscal year. We will also pay to the terminated named executive officer any accrued but unpaid base salary at the officer’s then-current salary rate, and will provide the terminated named executive officer with continued coverage under our health, disability and life insurance plans in which the named executive officer participated for one year. The terminated named executive officer has no duty to mitigate the amount of benefits paid by us while seeking other employment, and the benefits are not subject to reduction for other compensation earned by the terminated named executive officer after termination.

As stated above, upon termination of employment for any reason regarding Mr. Gerlach, he would be entitled to his earned unpaid salary as well as his accrued unpaid vacation benefits.

Tabular Disclosure.  The tables below reflect the estimated amounts of payments or compensation our named executive officers may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of June 30, 2008, and that the price per share of our common shares equals $30.28, which was the closing price of our common shares on June 30, 2008, as reported on the Nasdaq Global Select Market. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination.

John B. Gerlach, Jr. The following table shows the potential payments upon termination under various circumstances for John B. Gerlach, Jr., our Chairman of the Board, Chief Executive Officer and President.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
		Good	Without	a Change in	Termination	Termination
	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Benefits and Payments Upon Termination	on 06/30/08	06/30/08	on 06/30/08	06/30/08	06/30/08	on 06/30/08

Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum	$0	$0	$0	$0	$0	$0
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$361,185	$361,185	$361,185	$361,185	$361,185	$361,185
Deferred Compensation Plan	$338,259	$338,259	$338,259	$338,259	$338,259	$338,259
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$0	$150,000	$150,000	(3)
Total:	$699,444	$699,444	$699,444	$699,444	$849,444	$849,444

John L. Boylan. The following table shows the potential payments upon termination under various circumstances for John L. Boylan, our Treasurer, Vice President, Assistant Secretary and Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
		Good	Without	a Change in	Termination	Termination
	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Benefits and Payments Upon Termination	on 06/30/08	06/30/08	on 06/30/08	06/30/08	06/30/08	on 06/30/08

Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum(2)	$0	$0	$0	$570,000	$0	$0
Restricted stock	$0	$0	$0	$9,084	$9,084	$9,084
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$181,439	$181,439	$181,439	$181,439	$181,439	$181,439
Deferred Compensation Plan	$128,970	$128,970	$128,970	$128,970	$128,970	$128,970
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$25,313	$150,000	$150,000	(3)
Total:	$310,409	$310,409	$310,409	$914,806	$469,493	$469,493

 Bruce L. Rosa. The following table shows the potential payments upon termination under various circumstances for Bruce L. Rosa, President of our T. Marzetti Company and Vice President — Development.

		Termination
		Without	Termination	Termination
		Cause or for	for Cause or	Subsequent to
		Good	Without	a Change in	Termination	Termination
	Retirement	Reason on	Good Reason	Control on	by Death on	by Disability
Benefits and Payments Upon Termination	on 06/30/08	06/30/08	on 06/30/08	06/30/08	06/30/08	on 06/30/08

Compensation:
Salary(1)	$0	$0	$0	$0	$0	$0
Annual cash incentive compensation	$0	$0	$0	$0	$0	$0
Long-term equity-based incentive compensation	$0	$0	$0	$0	$0	$0
Base salary and average annual incentive compensation lump sum(2)	$0	$0	$0	$646,000	$0	$0
Restricted stock	$0	$0	$0	$9,084	$9,084	$9,084
Stock options	$0	$0	$0	$0	$0	$0
Employee Stock Ownership Plan	$311,885	$311,885	$311,885	$311,885	$311,885	$311,885
Deferred Compensation Plan	$217,729	$217,729	$217,729	$217,729	$217,729	$217,729
Benefits and Perquisites:
Health, disability and life insurance	$0	$0	$0	$19,129	$150,000	$150,000	(3)
Total:	$529,614	$529,614	$529,614	$1,203,827	$688,698	$688,698

(1)	As of June 30, 2008, the amount of base salary payable to the named executive officers for services rendered during fiscal year 2008 has been paid.

(2)	For a termination subsequent to a change in control, these amounts represent a lump sum cash payment in an amount equal to the sum of the executive officer’s highest annual salary within the immediately preceding three full fiscal years ($410,000 for Mr. Boylan and $370,000 for Mr. Rosa) plus the executive officer’s highest total annual bonus paid within the immediately preceding three full fiscal years ($160,000 for Mr. Boylan and $276,000 for Mr. Rosa).

(3)	These amounts reflect an assumption that the officer will receive the maximum available disability payment.

COMPENSATION OF DIRECTORS

2008 Director Compensation Table

The following table summarizes compensation earned during the 2008 fiscal year by our nonemployee directors:

	Fees Earned or
	Paid in	Stock		Option
	Cash	Awards		Awards	Total
Name	($)(1)	($)(2)		($)	($)
(a)	(b)	(c)		(d)	(h)

James B. Bachmann	$89,500	$20,036		$0	$109,536
Neeli Bendapudi	$52,000	$20,036		$0	$72,036
Robert L. Fox	$59,500	$20,036		$0	$79,536
Robert S. Hamilton	$49,500	$8,365	(3)	$0	$57,865
Edward H. Jennings	$62,500	$20,036		$0	$82,536
Henry M. O’Neill, Jr.	$58,000	$20,036		$0	$78,036
Zuheir Sofia	$70,000	$20,036		$0	$90,036
Alan F. Harris	$8,500	$0		$0	$8,500

(1)	The amounts shown in column (b) represent compensation amounts discussed in the narrative below.

(2)	The amounts shown in column (c) do not reflect compensation actually received by the directors. These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with SFAS 123R, excluding the effect of certain forfeiture assumptions, for restricted stock awards granted in fiscal years 2007 and 2008. For additional information, refer to Notes 1 and 11 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the years ended June 30, 2008 and 2007. The nonemployee directors had restricted stock awards outstanding as of June 30, 2008 for the following number of shares: Mr. Bachmann, 500; Ms. Bendapudi, 500; Mr. Fox, 500; Mr. Hamilton, 0; Mr. Jennings, 500; Mr. O’Neill, Jr., 500; Mr. Sofia, 500; and Mr. Harris, 0. Each nonemployee director received a grant of restricted stock for fiscal 2008 as follows: 500 shares on November 19, 2007 under our 2005 Stock Plan. This grant of restricted stock will vest on November 19, 2008. Vesting would accelerate upon a change in control, death or disability. The grant date fair value of the stock awards issued to each nonemployee director in fiscal year 2008 was $19,070.

(3)	Upon his resignation, Mr. Hamilton forfeited his 500 shares from the November 19, 2007 restricted stock award.

Our Compensation Committee reviews the level of compensation of our nonemployee directors on an annual basis. We have historically obtained data from a number of different sources to determine the appropriateness of the current level of compensation for our nonemployee directors, including:

•	Publicly available data describing director compensation at companies in our peer group;

•	Data collected by our corporate administration; and

•	Information obtained directly from other companies.

We compensate our nonemployee directors through a mix of cash and, beginning in 2006, equity-based compensation. Except as noted in the footnotes above, our nonemployee directors received the following compensation for fiscal year 2008:

•	a quarterly retainer paid at an annual rate of $28,000;

•	a $1,500 fee for participation in each meeting of the Board of Directors or Committee of the Board of Directors;

•	an additional quarterly retainer paid at an annual rate of $7,500 for the Chair of the Audit Committee for serving in that capacity;

•	additional quarterly retainers paid at an annual rate of $3,000 for the Chairs of the Compensation and Nominating and Governance Committees for serving in those respective capacities; and

•	an additional quarterly retainer paid at an annual rate of $15,000 for our Lead Independent Director.

We also reimburse expenses incurred by our nonemployee directors to attend Board and committee meetings. These compensation amounts are unchanged from the amounts we paid our nonemployee directors for fiscal years 2006 and 2007, except for the Lead Independent Director, which position did not exist during those years. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.

Additionally, on November 19, 2007, each of our nonemployee directors received a grant of 500 shares of restricted stock pursuant to the terms of our 2005 Stock Plan. The restricted stock vests one year from the grant date, or earlier upon a change in control of the company, or the death or disability of the recipient. Dividends on the shares of restricted stock are held in escrow until the shares vest. The Board will consider whether an additional equity grant should be made to our nonemployee directors at its November 2008 meeting to be held on the same day as our next annual meeting of shareholders.

In fiscal year 2008, we also requested competitive data from PM&P. Based upon the information and recommendations we received, we increased certain components of the compensation for nonemployee directors effective for fiscal 2009. For fiscal 2009, our nonemployee directors will receive the following compensation:

•	a quarterly retainer paid at an annual rate of $35,000;

•	a $1,500 fee for participation in each official meeting of the Board of Directors or Committee of the Board of Directors;

•	an additional quarterly retainer paid at an annual rate of $10,000 for the Chair of the Audit Committee;

•	an additional quarterly retainer paid at an annual rate of $6,000 for the Chair of the Compensation Committee;

•	an additional quarterly retainer paid at an annual rate of $5,000 for the Chair of the Nominating and Governance Committee; and

•	an additional quarterly retainer paid at an annual rate of $15,000 for the Lead Independent Director.

Equity Compensation Plan Information Table

The following table contains information as of June 30, 2008 regarding the Corporation’s 1995 Key Employee Stock Option Plan and the Corporation’s 2005 Stock Plan:

Equity Compensation Plan Information

Number of Securities
Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	392,550	$40.26	1,816,350
Equity compensation plans not approved by security holders	—	—	—
Total	392,550	$40.26	1,816,350

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Fox, Hamilton, Jennings and O’Neill served on the Compensation Committee during fiscal 2008. None of the members of the Compensation Committee during fiscal 2008 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. None of the members of the Compensation Committee during fiscal 2008 had any related person transaction with the Corporation required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Corporation’s Board or Compensation Committee during fiscal 2008 such that the service would constitute an interlock under Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Corporation’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s definitive proxy statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,

Edward H. Jennings, Chairperson
Robert L. Fox
Henry M. O’Neill, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board of Directors to be independent under the requirements of The Nasdaq Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Bachmann is a “financial expert” as defined by SEC rules. The Audit Committee held seven meetings during fiscal 2008. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Corporation’s web site at www.lancastercolony.com. Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;

•	Approval of the fees and other compensation to be paid to the Corporation’s independent auditor;

•	Pre-approval of all auditing services and permitted non-audit services by the Corporation’s independent auditor;

•	Review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;

•	Oversight of the review and response to complaints made to the Corporation regarding accounting, internal accounting controls and auditing matters;

•	Oversight of the internal audit function; and

•	Review and approval of related party transactions.

Management is responsible for the Corporation’s internal controls and preparing the Corporation’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2008. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports on the Corporation’s annual financial statements and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2008.

The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.

Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements for the fiscal year ended June 30, 2008 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

James B. Bachmann, Chairperson
Edward H. Jennings
Zuheir Sofia

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2008. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2009. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2010 fiscal year.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2009 by executing and returning the enclosed proxy card.

AUDIT AND RELATED FEES

The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2008 and 2007:

	2008	2007

Audit Fees	$1,528,000	$2,001,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$25,000	—
Total Fees	$1,553,000	$2,001,000

The fees included under the caption “All Other Fees” were incurred for financial due diligence services related to a potential acquisition.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromising the accounting firm’s independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Company. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Company’s accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Company’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $50,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee.

The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Registered Public Accounting Firm for Non-Audit Services,” which is attached as Appendix A to the Corporation’s Audit Committee charter. For the fiscal year ended June 30, 2008, all of the services described above were pre-approved by the Audit Committee.

PROPOSALS THREE AND FOUR

APPROVAL AND ADOPTION OF AMENDMENTS TO THE ARTICLES OF INCORPORATION

In August 2008, the Board of Directors unanimously recommended that the Corporation’s shareholders approve and adopt the amendments to the Corporation’s Articles of Incorporation described below. The proposed amendments are separated into two proposals to allow shareholders to focus and vote on each significant change. Each proposal will be voted upon separately, and the approval or rejection of one proposal will not affect the approval or rejection of the other proposal. The proposed amendments are incorporated into a draft Amended and Restated Articles of Incorporation of the Corporation, a copy of which is attached as Appendix A and marked to show the proposed changes. If approved, Proposal Three will eliminate existing Article Tenth and existing Article Eleventh of the Articles of Incorporation. If approved, Proposal Four will eliminate existing Article Twelfth of the Articles of Incorporation. All other changes are technical, non-substantive changes that will be necessary if Proposals Three or Four are approved.

Proposal Three — Revise Control Share Acquisition Provisions

Proposal Three contains changes to the Articles of Incorporation regarding the applicability of Section 1701.831 of the Ohio Revised Code, commonly known as the Ohio Control Share Acquisition Act. In general, the Ohio Control Share Acquisition Act provides that, unless a corporation’s articles of incorporation or code of regulations provide otherwise, any “control share acquisition” of the corporation may be made only with the prior authorization of the corporation’s shareholders. A “control share acquisition” occurs when any person acquires, either directly or indirectly, shares of the corporation that, when added to all of the other shares of the corporation as to which the person may exercise or direct the exercise of voting power in the election of directors, would entitle the acquiring person, immediately after the acquisition, directly or indirectly, and alone or with others, to control such voting power in the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.

In 1991, when the Corporation changed its state of incorporation from Delaware to Ohio, its shareholders adopted original Articles of Incorporation to govern the Corporation’s affairs. Those original Articles of Incorporation included Article Tenth, which provided a set of control share acquisition provisions that, although different from those in the Ohio Control Share Acquisition Act, also acted as a defense against hostile takeovers. Accordingly, the Corporation and its shareholders chose to explicitly “opt out” of the Ohio Control Share Acquisition Act at that time by providing in Article Eleventh of the Articles of Incorporation that the Ohio Control Share Acquisition Act only applies to the Corporation with respect to control share acquisitions that are not covered by Article Tenth. As a result of Article Eleventh, in order to conduct a control share acquisition, persons need comply with only the provisions of Article Tenth rather than the provisions of the Ohio Control Share Acquisition Act. In general, both Article Tenth and Article Eleventh were originally adopted due to general uncertainty at the time regarding the effectiveness of the Ohio Control Share Acquisition Act and a general perception that the specific control share acquisition provisions contained in Article Tenth could provide the Corporation with better protection than the Ohio Control Share Acquisition Act.

The Amended and Restated Articles of Incorporation eliminate both Article Tenth and Article Eleventh, which effectively causes the Corporation to “opt back into” the Ohio Control Share Acquisition Act. This change is being proposed because the Corporation believes that, today, the preferable approach for an Ohio corporation is to rely on the statutory approach to control share acquisition situations provided by the Ohio Control Share Acquisition Act rather than on stand-alone control share acquisition provisions in the corporation’s organization documents. Since 1991, the Ohio Control Share Acquisition Act has been revised to account for its then-perceived weaknesses and to strengthen its protective provisions. Additionally, unlike the Corporation’s stand-alone control share acquisition provisions in Article Tenth, the Ohio Control Share Acquisition Act has been tested in several court actions, and its protective provisions have been judicially validated. For these reasons, the Corporation does not believe that any additional protection is needed with respect to control share acquisition situations other than that offered by the Ohio Control Share Acquisition Act. If this Proposal Three is approved, in order to conduct a control share acquisition of the Corporation’s shares under Ohio law, a person will once again have to comply with the provisions of the Ohio Control Share Acquisition Act rather than the specific provisions in Article Tenth. If this Proposal Three is approved, other technical, non-substantive changes will be made to the existing Articles of Incorporation for conformity and consistency purposes. These additional changes are indicated in Appendix A.

Approval of Proposal Three requires the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Three.

The Board of Directors recommends a vote “FOR” Proposal Three and the approval and adoption of amendments to the Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act by executing and returning the enclosed proxy card.

Proposal Four — Eliminate Supermajority Shareholder Approval Requirement

If approved, Proposal Four would delete Article Twelfth of the Articles of Incorporation, which requires supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock. Under the existing Article Twelfth of the Articles of Incorporation, the following transactions with or involving persons or other entities that own or control 5% or more of the Corporation’s

Common Stock must be approved by the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors:

•	any merger or consolidation of the Corporation or any of its subsidiaries with or into such 5% owner or any of its affiliates, subsidiaries or associates;

•	any merger or consolidation of the Corporation with or into any subsidiary of the Corporation, except a merger with a subsidiary of the Corporation in which the Corporation is the surviving corporation, or a subsidiary of the Corporation is the surviving corporation and, following such merger, the certificate or articles of incorporation of such subsidiary contains provisions substantially the same in substance as those in Articles Eighth, Tenth, Eleventh, Twelfth and Thirteenth of the existing Articles of Incorporation;

•	any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any of its subsidiaries to or with such 5% owner or any of its affiliates, subsidiaries or associates;

•	any issuance or delivery of any voting securities of the Corporation or any of its subsidiaries to such 5% owner or any of its affiliates, subsidiaries or associates in exchange for cash, other assets or securities, or a combination thereof; or

•	any dissolution of the Corporation.

If any of these transactions is approved by the Board of Directors before such person or other entity acquires 5% or more of the Corporation’s Common Stock, however, then no supermajority shareholder approval is needed for the transaction.

The Amended and Restated Articles of Incorporation eliminate Article Twelfth in its entirety, which effectively eliminates the supermajority shareholder approval requirement for these transactions. This change is being proposed because the Corporation believes that the provisions of Chapter 1704 of the Ohio Revised Code (the “Interested Shareholder Transactions Act”) give the Corporation enough protection with respect to transactions with shareholders. The Interested Shareholder Transactions Act generally prohibits any person that beneficially owns 10% or more of the Corporation’s outstanding common shares from engaging in mergers, consolidations, majority share acquisitions, asset sales, loans and certain other transactions for a three-year period after acquiring the 10% ownership, unless approval for the initial acquisition of 10% or more is first obtained from the Board of Directors. After the three-year waiting period, the 10% shareholder can complete the transaction only if, among other things: (1) approval is received from the holders of two-thirds of all voting shares and from a majority of shares not held by the 10% shareholder; or (2) the transaction meets certain criteria designed to ensure fairness to the remaining shareholders. As a result, if this Proposal Four is approved, any of the above-listed transactions may be conducted without the need for the holders of at least 80% of the Common Stock entitled to vote for the election of directors to weigh in and approve the transaction; however, such transactions will still be subject to the Interested Shareholder Transactions Act as well as any other applicable approval requirements under the Ohio Revised Code. If this Proposal Four is approved, other technical, non-substantive changes will be made to the existing Articles of Incorporation for conformity and consistency purposes. These additional changes are indicated in Appendix A.

Approval of Proposal Four requires the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Four.

The Board of Directors recommends a vote “FOR” Proposal Four and the approval and adoption of amendments to the Corporation’s Articles of Incorporation to eliminate the requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock by executing and returning the enclosed proxy card.

PROPOSALS FIVE, SIX, SEVEN AND EIGHT

APPROVAL AND ADOPTION OF AMENDMENTS TO THE CODE OF REGULATIONS

In August 2008, the Board of Directors also unanimously recommended that the Corporation’s shareholders approve and adopt the amendments to the Corporation’s Code of Regulations described below. The proposed amendments are separated into four proposals to allow shareholders to focus and vote on each significant change. Each proposal will be voted upon separately, and the approval or rejection of one proposal will not affect the approval or rejection of any other proposal. The proposed amendments are incorporated into a draft Amended and Restated Code of Regulations of the Corporation, a copy of which is attached as Appendix B and marked to show the proposed changes. If approved, Proposal Five will change Sections 1.06 and 1.07 of the Code of Regulations. If approved, Proposal Six will change Section 1.08 of the Code of Regulations. If approved, Proposal Seven will change Section 2.03. If approved, Proposal Eight will change Section 7.03 of the Code of Regulations. The remaining changes are technical, non-substantive changes that may be necessary if Proposals Five, Six, Seven or Eight are approved.

Proposal Five — Clarify Shareholder Meeting Authority and Revise Advance Notice Requirement for Shareholder Proposals

Proposal Five contains changes to the Code of Regulations regarding the conduct of business at shareholders meetings and the method for shareholders to bring business before such meetings.

Conduct of Meetings.  The existing Code of Regulations contains limited provisions in Sections 1.06 and 1.07 regarding the conduct of shareholder meetings. If Proposal Five is approved, Section 1.06 will be revised to set forth the express authority of the meeting chairperson to control the conduct of a shareholder meeting. This change is being proposed to provide greater clarity as to the authority of the chairperson of a shareholder meeting.

Revised Section 1.06 would continue to identify how the chairperson of the meeting is designated and specify that the chairperson calls the meeting to order, acts as chairperson of the meeting, appoints the secretary and an inspector or inspectors of elections and other functionaries for the meeting, but would also specify that the chairperson determines the order of business for the meeting, unless the order of business is previously determined by the Board of Directors prior to the meeting. Revised Section 1.06 would also specify the chairperson’s authority to determine the rules of procedure and regulate the conduct of the meeting, including, without limitation, to:

•	impose restrictions on persons other than shareholders or their proxies attending the meeting;

•	ascertain whether any shareholder or proxy may be excluded from the meeting due to such person’s undue disruption of the meeting;

•	determine the circumstances in which any person may make a statement or ask questions at the meeting;

•	rule on all procedural questions arising during or in connection with the meeting; and

•	determine whether any nomination of a director nominee or business proposed to be brought before the meeting has been properly brought before the meeting.

Advance Notice of Shareholder Proposals.  The most significant aspect of this proposal is that the amendments set forth revised advance notice provisions relating to shareholder proposals. The existing Code of Regulations contains a limited provision in Section 1.06 requiring that shareholders give the Corporation 30 days’ prior written notice of proposals to be brought before a shareholder meeting. If Proposal Five is approved, that provision of Section 1.06 will be deleted, and Section 1.07 will be revised to add detailed advance notice provisions and informational requirements for shareholder proposals of business to be conducted at shareholder meetings. This change is also being proposed to provide the Corporation with more customary time and information about the shareholder proposal to enable the Corporation to best analyze and prepare for conducting shareholder-proposed business at shareholder meetings.

Under revised Section 1.07, only business that is properly brought before a shareholder meeting will be conducted or considered at such meeting. For annual shareholder meetings, to properly request that business be brought before the meeting, a shareholder must (1) be a shareholder of the Corporation of record at the time the notice of the meeting is given and at the time of the meeting, (2) be entitled to vote at such meeting, and (3) have given timely notice in proper written form to the Corporation’s Secretary.

To be timely submitted, a shareholder notice of a proposal would need to be delivered to or received by the Corporation not less than 60 nor more than 90 days prior to the meeting. However, if less than 75 days notice or prior public disclosure of the date of meeting is given, notice would need to be received not later than the close of business on the 15th day following the earlier of the day on which such notice is mailed or such announcement of the date of the meeting is first made. This new timeframe for the submission of notice of a shareholder proposal will parallel the current timeframe contained in the existing Code of Regulations for the submission of notice of a shareholder nominee for election to the Board of Directors.

To be in proper written form, a shareholder notice of a proposal would need to contain for each matter the following:

•	a reasonable description of the proposed business and the reasons for conducting such business at the meeting;

•	the name and address appearing on the Corporation’s books of the proposing shareholder (and in certain cases other persons associated with the proposing shareholder or the proposal (“Shareholder Related Persons”));

•	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to hold the Corporation’s stock at the time of the meeting and appear in person or by proxy at the meeting to bring such business before the meeting;

•	the class and number of any securities of the Corporation that are owned beneficially or of record by the proposing shareholder and any Shareholder Related Person;

•	a description of any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the shareholder or any Shareholder Related Person and any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by the shareholder or any Shareholder Related Person;

•	a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Related Person has a right to vote any shares of any of the Corporation’s securities;

•	a description of all arrangements or understandings between or among any of the shareholder, any Shareholder Related Person, and any other person relating to the proposal and any material interest of the shareholder or any Shareholder Related Person in such business; and

•	whether either the shareholder giving the notice or any Shareholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve the proposal.

Revised Section 1.07 would also specify that, to be properly brought before a special meeting of shareholders, business must be either specified in the notice of the meeting (or any notice supplement) or otherwise brought before the meeting by the meeting chairman or by or at the direction of a majority of the whole Board of Directors. In order to include shareholder proposals in the Corporation’s proxy statement, the proposing shareholder will also have to comply with the applicable requirements of the Securities Act of 1934 and related rules and regulations.

Approval of Proposal Five requires the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Five.

The Board of Directors recommends a vote “FOR” Proposal Five and the approval and adoption of amendments to the Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals by executing and returning the enclosed proxy card.

Proposal Six — Allow Alternative Proxy Formats

Proposal Six seeks to revise Section 1.08 of the Code of Regulations to clarify and modernize the method by which shareholders may authorize proxies to vote on their behalf in connection with any shareholder meeting. Prior to 1999, the Ohio Revised Code required that proxies be in writing and signed by the shareholder. In 1999, the Ohio Revised Code was amended to permit the use of developing technologies in the area of corporate elections, and specifically to allow the use of electronically transmitted proxy authorizations to the extent that such electronic proxies can be verified and validated. The existing Code of Regulations tracks the pre-1999 Ohio statute in providing that all proxies to be used in connection with a shareholder meeting must be in written form, which requirement prohibits shareholders from electronically authorizing proxies and may significantly limit the shareholders’ abilities to timely transmit their voting instructions for shareholder meetings. If this proposal is approved, any shareholder would be able to appoint a proxy for shareholder meetings in any form permitted by Chapter 1701 of the Ohio Revised Code, including in writing, by electronic mail or by an electronic, telephonic or other transmission, that is verifiable as having been sent by the shareholder. If this proposal is approved, the Board of Directors may establish specific rules for verifying non-written proxies to ensure an accurate count of votes for such shareholder meeting.

Approval of Proposal Six requires the affirmative vote of a majority of the holders of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Six.

The Board of Directors recommends a vote “FOR” Proposal Six and the approval and adoption of amendments to the Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law by executing and returning the enclosed proxy card.

Proposal Seven — Add Additional Informational and Covenant Requirements Regarding Director Nominations by Shareholders

Proposal Seven seeks to revise Section 2.03 of the Code of Regulations to modernize and add certain additional informational and covenant requirements to the process by which shareholders may nominate candidates for election as Directors. If this proposal is approved, shareholders would be required to provide certain additional information and agree to certain covenants regarding their ownership of the Corporation’s Common Stock in a shareholder nomination notice proposing director nominees for an annual meeting of shareholders. As revised, these requirements would generally parallel the requirements listed above under Proposal Five for notices of shareholder proposals (with information provided regarding the person being nominated rather than any proposed business), except:

•	the shareholder need not provide a reasonable description of the proposed business and the reasons for conducting such business at the meeting;

•	the description of arrangements or understandings provided must be of those between or among any of the shareholder, any Shareholder Related Person, and each nominee;

•	the shareholder must provide information regarding each proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including the signed consent of each nominee to be named as a nominee and to serve as a director of the Corporation if so elected; and

•	the shareholder must provide, with respect to each proposed nominee, a Nominee Questionnaire and a Nominee Representation and Agreement (each as defined in Section 2.03), each completed and signed by the nominee.

Under revised Section 2.03, only persons nominated in accordance with Section 2.03 are eligible for election as directors of the Corporation. For annual shareholder meetings, to properly nominate a person for election as a director of the Corporation, a shareholder must (1) be a shareholder of the Corporation of record at the time the shareholder provides its nominee notice and at the time of the meeting, (2) be entitled to vote for the election of directors at such meeting, (3) have given timely notice of the nomination in proper written form to the Corporation’s Secretary, and (4) comply with the other procedures specified in Section 2.03. Revised Section 2.03 would also specify that, to properly nominate a person for election as a director of the Corporation at a special meeting of shareholders, the nomination must be either specified in the notice of the meeting (or any notice supplement) or made by the meeting chairman or by or at the direction of a majority of the whole Board of Directors. The nominating shareholder will also have to comply with the applicable requirements of the Securities Act of 1934 and related rules and regulations.

Approval of Proposal Seven requires the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Seven.

The Board of Directors recommends a vote “FOR” Proposal Seven and the approval and adoption of amendments to the Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors by executing and returning the enclosed proxy card.

Proposal Eight — Allow the Board of Directors to Adopt Amendments to Code of Regulations

In 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their codes of regulations without shareholder approval so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. The existing Code of Regulations requires that all amendments be approved and adopted by shareholders. Many jurisdictions, such as Delaware, have historically allowed the board of directors of a corporation to amend the bylaws without shareholder approval. The Ohio Revised Code now gives Ohio corporations similar flexibility subject to statutory limitations that prohibit directors from amending the regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights that are reserved to the shareholders, such as to:

•	specify the percentage of shares a shareholder must hold in order to call a special meeting;

•	specify the length of time period required for notice of a shareholders’ meeting;

•	specify that shares that have not yet been fully paid can have voting rights;

•	specify requirements for a quorum at a shareholders’ meeting;

•	prohibit shareholder or director actions from being authorized or taken without a meeting;

•	define terms of office for directors or provide for classification of directors;

•	require greater than a majority vote of shareholders to remove directors without cause;

•	establish requirements for a quorum at directors’ meetings, or specify the required vote for an action of the directors;

•	delegate authority to committees of the board to adopt, amend or repeal regulations; and

•	remove the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.

Section 7.03 of the Amended and Restated Code of Regulations reflects this change by allowing the Board of Directors to amend the Code of Regulations in the future to the extent permitted by Ohio law. Accordingly, the Board of Directors would be able to make ministerial and other changes to the Code of Regulations without the time-consuming and expensive process of seeking shareholder approval, which would be required if this proposal is not approved. Under Ohio law, the Corporation will be required to promptly provide shareholders with any amendments that the Board of Directors makes to the Code of Regulations if this proposal is approved. If this Proposal Eight is approved, an additional, non-substantive change will be made to Section 7.03 of the Code of Regulations for conformity and consistency purposes. This additional change is indicated in Appendix B.

Approval of Proposal Eight requires the affirmative vote of the holders of at least 80% of the Common Stock entitled to vote for the election of directors. Unless otherwise directed, shares represented by proxy will be voted “FOR” the approval of Proposal Eight.

The Board of Directors recommends a vote “FOR” Proposal Eight and the approval and adoption of amendments to the Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law by executing and returning the enclosed proxy card.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation contracts with John Gerlach & Company, an accounting partnership, to provide certain internal auditing, general accounting and tax services of a type generally available from an independent accounting firm. A brother-in-law of the Corporation’s Chief Executive Officer, Mr. T. J. Conger, is a partner with John Gerlach & Company. The fees paid to John Gerlach & Company for its services are determined based on the hours of work performed and are reviewed by the Audit Committee. The fees incurred for services rendered for the fiscal year ended June 30, 2008 were $325,000.

The Corporation’s Audit Committee reviews and approves or ratifies any transaction between the Corporation and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Corporation;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Corporation; and

•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Corporation’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter, a current copy of which is posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the Proxy Statement for the 2009 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 17, 2009. In addition, under the advance notice provision of the Corporation’s current Code of Regulations, shareholder proposals will be considered untimely if received by the Secretary of the Corporation less than 30 days prior to the date fixed for the 2009 Annual Meeting of Shareholders. If Proposal Five is approved at the 2008 Annual Meeting, however, then notice of shareholder proposals for the 2009 Annual Meeting must be received by the Corporation at its principal executive offices not less than 60 days nor more than 90 days before the 2009 Annual Meeting (or, if less than 75 days notice or prior public disclosure of the date of the 2009 Annual Meeting is given, not later than the close of business on the 15th day following the day on which such announcement of the date of the 2009 Annual Meeting is first made), or such proposals will be considered untimely under the advance notice provisions of the Corporation’s Code of Regulations. The approval of Proposal Five will not change the deadline noted above for inclusion of material in the Corporation’s Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Assistant Secretary at 37 West Broad Street, Columbus, Ohio 43215 or (614) 224-7141.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 17, 2008

This Proxy Statement, along with the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and the Corporation’s 2008 Annual Report to Shareholders, are available free of charge at http://www.proxydocs.com/lanc.
By Order of the Board of Directors,

John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President

October 15, 2008

APPENDIX A

Set forth below is the text of a draft Amended and Restated Articles of Incorporation of the Corporation marked to show the proposed changes described above under Proposals Three and Four. The elimination of existing Article Tenth and existing Article Eleventh would be adopted and approved if Proposal Three is approved. The elimination of existing Article Twelfth would be adopted and approved if Proposal Four is approved. The remaining changes to existing Article Thirteenth and the addition of new Article Eleventh are technical, non-substantive changes that will be necessary if either Proposal Three or Four is approved.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

LANCASTER COLONY CORPORATION

FIRST:  The name of the Corporation (hereinafter called the “Corporation”) is LANCASTER COLONY CORPORATION.

SECOND:  The place in Ohio where the principal office of the Corporation is located is Columbus, Franklin County.

THIRD:  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law, as now in effect or hereafter amended.

FOURTH:  The amount of the total authorized capital stock which the Corporation shall have authority to issue is Seventy-Eight Million Fifty Thousand (78,050,000) shares, consisting of Seventy-Five Million (75,000,000) shares of Common Stock (the “Common Stock”) which are common shares without par value, Seven Hundred Fifty Thousand (750,000) shares of Class A Participating Preferred Stock (“Class A Preferred Stock”) which are preferred shares with $1.00 par value, One Million One Hundred Fifty Thousand (1,150,000) shares of Class B Voting Preferred Stock (“Class B Preferred Stock”) which are preferred shares without par value, and One Million One Hundred Fifty Thousand (1,150,000) shares of Class C Nonvoting Preferred Stock (“Class C Preferred Stock”) which are preferred shares without par value.

(A) EXPRESS TERMS OF THE COMMON STOCK.

The shares of Common Stock shall be subject to the terms of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock (collectively, “Preferred Stock”) and the express terms of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock on all questions presented to the shareholders. Subject to any rights to receive dividends to which the holders of the outstanding shares of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors from funds legally available therefor.

(B) EXPRESS TERMS OF THE CLASS A PREFERRED STOCK.

(1) Dividends.

(i) The holders of record of shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the last day of each March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b), subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), paid on the Common

Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction or a share of Class A Preferred Stock. In the event the Corporation shall at any time after November 18, 1991 (the “Rights Declaration Date”): (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount of dividends to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) On or after the date of the first issuance of any share or fraction of a share of Class A Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Class A Preferred Stock as provided in clause (i) of paragraph (B)(1) of this Article FOURTH and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for payment of a dividend on the Class A Preferred Stock. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the record date for the first Quarterly Dividend Payment Date following such date of issue, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(2) Voting Rights.  The holders of shares of Class A Preferred Stock shall have the following voting rights:

(i) Each share of Class A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

(ii) Except as otherwise provided herein or by law, the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii) (a) If at any time dividends on any Class A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the currently quarterly dividend period on all shares of Class A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, holders of Class A Preferred Stock, voting as a class, shall have the right to elect two (2) Directors.

(b) During any default period, such voting right of the holders of Class A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (c) of this paragraph (2)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Class A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class A Preferred Stock of such voting right. At any meeting at which the holders of Class A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting because of existing vacancies is less than two, the holders of the Class A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of two Directors. After the holders of the Class A Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Class A Preferred Stock as herein provided.

(c) Unless the holders of Class A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Class A Preferred Stock outstanding may request, the calling of a special meeting which special meeting shall thereupon be called by the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Class A Preferred Stock are entitled to vote pursuant to this paragraph (2)(iii)(c) shall be given to each holder of record of Class A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Class A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (2)(iii)(c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(d) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Class A Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (y) the Directors so elected by the holders of the Class A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (z) any vacancy in the Board of Directors may (except as provided in this paragraph (2)(iii)(d)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References to this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (z) of the immediately preceding sentence.

(e) Immediately upon the expiration of a default period, (x) the right of the holders of Class A Preferred Stock as a class to elect Directors shall cease, (y) the term of any directors elected by the holders of Class A Preferred Stock as a class shall terminate, and (z) the ongoing number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or Regulations of the Corporation, irrespective of any increase made pursuant to the provisions of paragraph (2)(iii)(b) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Regulations). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

(3) Dissolution, Liquidation and Winding Up.

(i) In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a “Liquidation”), the holders of Class A Preferred Stock shall receive an amount per share equal to the greater of (a) $7,000, or (b) 100 times the amount per share to be distributed to holders of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Class A Liquidation Preference”).

(ii) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Class A Liquidation Preference determined pursuant to paragraph (3)(i)(b) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(4) Redemption.  The shares of Class A Preferred Stock shall not be redeemable.

(5) Conversion Rights.  The Class A Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

(6) Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7) Fractional Shares.  Class A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

(C) EXPRESS TERMS OF THE CLASS B PREFERRED STOCK

The shares of Class B Preferred Stock may be issued from time to time in one or more series. All shares of Class B Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph (C), which provisions shall apply to all Class B Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(1) the designation of the series, which may be by distinguishing number, letter or title;

(2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

(3) the dividend rate of the series;

(4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

(5) the redemption rights and price or prices for shares of the series;

(6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

(7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of affairs of the Corporation;

(8) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

(9) restrictions on the issuance of shares of any class or series; and

(10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (C).

Shares of Class B Preferred Stock shall entitle the holder thereof to one vote per share of Class B Preferred Stock on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. During any period in which dividends on the Class B Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Class B Preferred Stock, voting together as a class with the holders of any other class or series of Preferred Stock who are similarly entitled to vote, will have the right to elect two (2) directors which two (2) directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation. The approval of a majority of the outstanding shares of Class B Preferred Stock voted together as a class shall be required in order to amend the Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class B Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class B Preferred Stock.

(D) EXPRESS TERMS OF CLASS C PREFERRED STOCK.

The shares of Class C Preferred Stock may be issued from time to time in one or more series. All shares of Class C Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph (D), which provisions shall apply to all Class C Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(1) the designation of the series, which may be by distinguishing number, letter or title;

(2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

(3) the dividend rate of the series;

(4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

(5) the redemption rights and price or prices for shares of the series;

(6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

(7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of affairs of the Corporation;

(8) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

(9) restrictions on the issuance of shares of any class or series; and

(10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (D).

Shares of Class C Preferred Stock shall not be entitled to voting rights except to the extent described below. During any period in which dividends on the Class C Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Class C Preferred Stock, voting together as a class with the holders of any other class or series of Preferred Stock who are similarly entitled to vote, will have the right to elect two (2) directors which two (2) directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation. The approval of a majority of the outstanding shares of Class C Preferred Stock voted together as a class shall be required in order to amend the Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class C Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class C Preferred Stock.

FIFTH:  Except as otherwise provided in these Articles of Incorporation or in the Regulations, the holders of a majority of the outstanding shares are authorized to take any action which, but for this provision, would require the vote or other action of the holders of more than a majority of such shares.

SIXTH:  To the extent not prohibited by law, the Board of Directors may authorize the purchase by the Corporation of shares of any class issued by it.

SEVENTH:  No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in treasury, or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

EIGHTH:  No holder of shares of any class of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors and the right to cumulate voting described in Ohio Revised Code § 1701.55 is hereby specifically denied to the holders of shares of any class of the Corporation.

NINTH:  The Corporation may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes to the extent such shares are authorized by these Articles, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which any such shares may be purchased upon the exercise of any such right or option, including without limitation the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which, any such shares may be purchased, shall be such as shall be determined as set forth or incorporated by reference in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options.

~~TENTH:  No Person shall make a Control Share Acquisition without the prior authorization of the shareholders of the Corporation.~~

~~(A) In order to obtain authorization of a Control Share Acquisition by the shareholders of the Corporation, a Person shall deliver a notice (the “Notice”) to the Corporation at its principal place of business that sets forth all of the following information:~~

~~(1) The identity of the Person who is giving the Notice;~~

~~(2) A statement that the Notice is given pursuant to this Article TENTH;~~

~~(3) The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;~~

~~(4) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;~~

~~(5) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and~~

~~(6) Representations, supported by reasonable evidence, that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.~~

~~(B) The Board of Directors of the Corporation shall, within ten (10) days after receipt by the Corporation of a Notice that complies with paragraph (A), call a special meeting of shareholders to be held not later than fifty (50) days after receipt of the Notice by the Corporation, unless the Person who delivered the Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided, that, the Board of Directors shall have no obligation to call such meeting if they make a determination within ten (10) days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Corporation and its shareholders or (iii) that the Person who delivered the Notice has failed to adequately demonstrate that such Person has the financial capacity to make the proposed Control Share Acquisition or that the proposed Control Share Acquisition would not be contrary to law if consummated. The Board of Directors may adjourn such meeting if, prior to such meeting, (i) the Corporation has received a Notice from any other Person or (ii) a merger, consolidation or sale of assets of the Corporation has been approved by the Board of Directors and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or the merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.~~

~~(2) For purposes of making a determination that a special meeting of shareholders should not be called pursuant to this paragraph (B), no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph (B), “disinterested directors” shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall not be deemed to be “disinterested directors” for purposes of this provision. A director shall not be deemed to be other than a “disinterested director” merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.~~

~~(C) The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.~~

~~(D) The Person who delivered the Notice may make the proposed Control Share Acquisition if both the following occur: (i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors and held for that purpose, and at which a quorum is present, by an affirmative vote of a majority of the Voting Shares represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following such shareholder authorization of the Control Share Acquisition.~~

~~(E) Shares issued or transferred to any Person in violation of this Article TENTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article TENTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares (any such remainder of shares being hereinafter called “Excess Shares”) unless within 30 days of the date on which the Board of Directors determines that such Excess Shares have been issued or transferred, the issuance or transfer of such Excess Shares is approved by the Board of Directors, which approval makes specific reference to paragraph (E) of this Article TENTH. If the issuance or transfer of such Excess Shares is approved by the Board of Directors in accordance with the provisions of this paragraph, then the issuance or transfer of such Excess Shares shall be deemed, for all purposes, to have been~~

~~approved prior to the date of such issuance or transfer in accordance with paragraph F(2)(ii)(e) of this Article TENTH. If the second clause of the first sentence of this paragraph (E) is determined to be invalid by virtue of any legal decision, statute, rule or regulation, any Person who holds Excess Shares in violation of this Article TENTH shall be conclusively deemed to have acted as an agent on behalf of the Corporation, in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation. While held by any Person in violation of this Article TENTH, Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends or any other distribution with respect to such Excess Shares. Any such Person who receives dividends or any other distribution with respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not own shares in violation of this Article TENTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends or other distributions on the Excess Shares not previously paid or distributed.~~

~~(F) As used in this Article TENTH:~~

~~(1) “Person” includes, without limitation, an individual, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.~~

~~(2) “Control Share Acquisition” means the acquisition, directly or indirectly, alone or with others, by any Person of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this paragraph (F)(2)(i), would entitle such Person, immediately after such acquisition, directly or indirectly to exercise or direct the exercise of voting power of the Corporation in the election of directors within any of the following ranges of such voting power.~~

~~(a) One-fifth or more but less than one-third of such voting power,~~

~~(b) One-third or more but less than a majority of such voting power,~~

~~(c) A majority or more of such voting power.~~

~~A bank, broker, nominee, trustee, or other Person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article TENTH shall, however, be deemed to have voting power only of shares in respect of which such Person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article TENTH. For purposes of this Article TENTH, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.~~

~~(ii) The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article TENTH if the acquisition is consummated in any of the following circumstances.~~

~~(a) By underwriters, in good faith and not for the purpose of circumventing this Article TENTH, in connection with an offering of the securities of the Corporation to the public;~~

~~(b) By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article TENTH;~~

~~(c) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article TENTH;~~

~~(d) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of §1701.78 or §1701.83 of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of shareholders of the surviving, new, or acquiring corporation is required by the provisions of §1701.78 or 1701.83 of the Ohio Revised Code;~~

~~(e) Pursuant to a transaction which has received the prior authorization of the Board of Directors of the Corporation which authorization makes specific references to this paragraph (F)(2)(ii)(e);~~

~~(f) Prior to~~     *      ~~, 1992; or~~

~~Pursuant to a contract existing prior to~~     *     ~~, 1992.~~

~~The acquisition by any Person of shares of the Corporation in a manner described under this paragraph (F)(2)(ii) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article TENTH within the range of voting power under paragraph (F)(2)(i)(a), (b) or (c) of this Article TENTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under paragraph (F)(2)(ii)(b) or (c), the transferor of such shares to such Person had previously obtained or was deemed to have obtained any authorization of shareholders required under this Article TENTH in connection with such transferor’s acquisition of shares of the Corporation.~~

~~(iii) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article TENTH, the acquisition of which (a) had previously been authorized by shareholders in compliance with this Article TENTH or (b) would have constituted a Control Share Acquisition but for paragraph (F)(2)(ii), does not constitute a Control Share Acquisition for the purpose of this Article TENTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article TENTH, or deemed to be so authorized under paragraph (F)(2)(ii).~~

~~(3) “Interested Shares” means Voting Shares with respect to which any of the following Persons may exercise or direct the exercise of the voting power:~~

~~(i) any Person whose Notice prompted the calling of the meeting of shareholders;~~

~~(ii) any officer of the Corporation elected or appointed by the directors of the Corporation; and~~

~~(iii) any employee of the Corporation who is also a director of the Corporation.~~

~~(G) No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article TENTH shall be valid unless it provides that it is revocable. No such proxy is valid unless it is sought, appointed, and received both:~~

~~(1) In accordance with all applicable requirements of law; and~~

~~(2) Separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.~~

~~(H) Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article TENTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.~~

~~(I) Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, or any provision of law that might otherwise permit a lesser vote of the directors or shareholders, but in addition to any affirmative vote of the directors or the holders of any particular class or series of shares required by law, the Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, the affirmative vote of at least 80% of the Voting Shares shall be required to alter, amend, supersede or repeal this Article TENTH or adopt any provisions in the Articles of~~

      * ~~The date which is the Effective Time of the merger of Lancaster Colony Corporation, a Delaware corporation, with and into LC of Ohio, Inc., an Ohio corporation.~~

~~Incorporation or Regulations of the Corporation, as the same may be in effect from time to time, that are inconsistent with the provisions of this Article TENTH.~~

~~(J) Each certificate representing shares of the Corporation’s capital stock shall contain the following legend:~~

~~“Transfer of the shares represented by this Certificate is subject to the provisions of Article TENTH of the Corporation’s Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of the Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article TENTH as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article TENTH as the same may be in effect from time to time.”~~

~~ELEVENTH:  The provisions of §1701.831 of the Ohio Revised Code, as amended from time to time, or any successor provision or provisions to said section, shall only apply to this Corporation with respect to any particular Control Share Acquisition attempt, as such is defined in §1701.831 of the Ohio Revised Code, in the event that there is a determination by a court of competent jurisdiction with respect to which no appeal is pending that the provisions of Article TENTH of these Articles of Incorporation shall not be applicable to a particular Control Share Acquisition attempt or in the event that Article TENTH of these Articles of Incorporation, as such Articles of Incorporation may be amended from time to time, ceases to be an Article of these Articles of Incorporation, disregarding any renumbering of such Article TENTH resulting from any amendment of these Articles of Incorporation.~~

~~TWELFTH:  If, as of the record date for the determination of the stockholders entitled to vote thereon or consent thereto, any Prior Holder (as hereinafter defined) owns or controls, directly or indirectly, 5% or more of the outstanding shares of the corporation entitled to vote, then the affirmative vote of the holders of shares representing at least 80% of the shares of stock of the corporation entitled to vote for the election of directors, voting as a class, will be required, except as otherwise expressly provided in paragraph (B) of this Article TWELFTH, in order for any of the following actions or transactions to be effected by the Corporation, or approved by the Corporation as stockholder of any subsidiary of the corporation.~~

~~(1) any merger or consolidation of the Corporation or any of its subsidiaries with or into such Prior Holder or any of its affiliates, subsidiaries or associates;~~

~~(2) any merger or consolidation of the Corporation with or into any subsidiary of the Corporation, except a merger with a subsidiary of the Corporation in which the Corporation is the surviving corporation, or a subsidiary of the Corporation is the surviving corporation and, following such merger, the certificate or articles of incorporation of such subsidiary contains provisions substantially the same in substance as those in Article EIGHTH, Article TENTH, Article ELEVENTH, this Article TWELFTH and Article THIRTEENTH of these Articles of Incorporation.~~

~~(3) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any of its subsidiaries to or with such Prior Holder or any of its affiliates, subsidiaries or associates;~~

~~(4) any issuance or delivery of any voting securities of the Corporation or any of its subsidiaries to such Prior Holder or any of its affiliates, subsidiaries or associates in exchange for cash, other assets or securities, or a combination thereof; or~~

~~(5) any dissolution of the Corporation.~~

~~(B) The vote of shareholders specified in paragraph (A) of this Article TWELFTH will not apply to any action or transaction described in such paragraph, if the Board of Directors of the Corporation has approved the action or transaction before direct or indirect ownership or control of 5% or more of the outstanding shares of stock of the Corporation entitled to vote is acquired by the Prior Holder.~~

~~(C) For the purpose of this Article TWELFTH and for guidance to the Board of Directors for the purpose of paragraph (D) hereof~~

~~(1) “Prior Holder” means any corporation, person or entity other than the Corporation or any of its subsidiaries;~~

~~(2) a Prior Holder will be deemed to “own” or “control,” directly or indirectly, any outstanding shares of stock of the Corporation (a) which it has the right to acquire pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, or (b) which are owned, directly or indirectly (including shares deemed owned through application of clause (a) above), by any other corporation, person or other entity which is its subsidiary, affiliate or associate or with which it or any of its subsidiaries, affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation (or, with or without such an agreement, arrangement or understanding, acts in concert);~~

~~(3) “outstanding shares of the Corporation entitled to vote” and “voting securities” mean such shares as are entitled to vote in the election of directors, considered as one class;~~

~~(4) “subsidiary” means any corporation of which another corporation owns, directly or indirectly, 50% or more of the voting stock;~~

~~(5) an “associate” and an “affiliate” have the same meanings as set forth in the General Rules and Regulations under the Securities Exchange Act of 1934; and~~

~~(6) “substantial part of the assets” means assets then having a fair market value, in the aggregate, of more than $5,000,000.~~

~~(D) The Board of Directors of the Corporation will have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information then known to the Board of Directors,~~

~~(1) who constitutes a Prior Holder,~~

~~(2) whether any Prior Holder owns or controls, directly or indirectly, 5% or more of the outstanding shares of the Corporation entitled to vote, and what entities are its subsidiaries, affiliates or associates, and~~

~~(3) whether any proposed sale, lease, exchange or other disposition involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Board will be conclusive and binding for all purposes.~~

TENTH:
   ~~THIRTEENTH:~~  The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the Ohio General Corporation Law. However, the provisions set forth in Article EIGHTH, Article TENTH, ~~Article ELEVENTH, Article TWELFTH,~~ and this Article ~~THIRTEENTH~~
TENTH
of these Articles of Incorporation may not be altered, amended, superseded or repealed in any respect, unless such action is approved by the affirmative vote of the holders of shares representing at least 80% of the shares of the Corporation entitled to vote for the election of directors, voting as a class. All rights conferred in these Articles of Incorporation are granted subject to the reservation set forth in this Article ~~THIRTEENTH~~
TENTH
.

ELEVENTH:   These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

APPENDIX B

Set forth below is the text of a draft Amended and Restated Code of Regulations of the Corporation marked to show the proposed changes described above under Proposals Five, Six, Seven and Eight. The changes to Sections 1.06 and 1.07 would be adopted and approved if Proposal Five is approved. The changes to Section 1.08 would be adopted and approved if Proposal Six is approved. The changes to Section 2.03 would be adopted and approved if Proposal Seven is adopted. The changes to Section 7.03 would be adopted and approved if Proposal Eight is approved. The remaining changes are technical, non-substantive changes that will be necessary if any of Proposals Five, Six, Seven or Eight are approved.

AMENDED AND RESTATED
 REGULATIONS

OF
LANCASTER COLONY CORPORATION
(the “Corporation”)

ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1.01  ANNUAL MEETING.  The annual meeting of shareholders of the Corporation shall be held each year at such time and on such business day as the directors may determine. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may properly be brought before the meeting.

SECTION 1.02  SPECIAL MEETING.  Special meetings of the shareholders may be called at any time by the President, by the directors by action at a meeting or a majority of the directors acting without a meeting, or by shareholders holding 50% or more of the voting power of the then outstanding shares entitled to vote in an election of directors, taken together as a single class (“Voting Shares”). Such meetings may be held within or without the State of Ohio at the time and place fixed by directors (or the President if the President calls such special meeting) and for any proper purpose specified in the notice thereof.

SECTION 1.03  NOTICE OF MEETINGS.  Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Secretary of the Corporation, or such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

SECTION 1.04  PERSONS BECOMING ENTITLED TO SHARES BY OPERATION OF LAW OR TRANSFER.  Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which prior to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.

SECTION 1.05  QUORUM AND ADJOURNMENTS.  Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the Voting Shares, present in person or by proxy, shall constitute a quorum; provided, that, any annual meeting duly called, whether a quorum is present or otherwise, may be adjourned from time to time by the chairman of the meeting or by the vote of the holders of a majority of the Voting Shares represented thereat.

Except as otherwise required by law or by the Articles of Incorporation or these Regulations, if the notice of an adjourned special meeting of shareholders states that it will be held with those present constituting a quorum, then the holders of the shares of stock who are present in person or by proxy at the meeting will constitute a quorum for all purposes.

If a meeting is adjourned for more than 30 days or if after an adjournment a new record date is fixed for an adjourned meeting, then a written notice of the place, date and time of the adjourned meeting must be given to each shareholder entitled to vote at the adjourned meeting. When a meeting is otherwise adjourned to another place, date or time, notice of the adjourned meeting does not need to be given so long as the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken.

SECTION 1.06  ORGANIZATION OF MEETINGS.  The Board of Directors will designate a chairman for each meeting of shareholders. ~~The chairman will call the meeting to order and act as chairman of the meeting.~~ In the absence of such a ~~chairman~~
designation
, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting. ~~The chairman of the meeting will appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate.~~

~~Any proposal to be brought before any meeting of shareholders by any shareholder must be submitted in writing to the Secretary of the Corporation at least thirty days prior to the date fixed for the meeting at which it is intended that such proposal is to be presented.~~

~~SECTION 1.07~~
CONDUCT OF BUSINESS.
  ~~The chairman of the meeting will determine the order of business and procedures at the meeting, including without limitation the manner of voting and the conduct of discussion.~~

The chairman will call the meeting to order, act as chairman of the meeting, appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at the meeting, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination of a director nominee or business proposed to be brought before the meeting has been properly brought before the meeting.

SECTION 1.07  CONDUCT OF BUSINESS
.
At an annual meeting of shareholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) in accordance with Section 1.03, (2) otherwise properly brought before the annual meeting by the chairman of the meeting or by or at the direction of the Board of Directors, or (3) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with this Section 1.07.

For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (1) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Regulations and at the time of such annual meeting, (2) be entitled to vote at such meeting, and (3) have given timely notice in proper written form thereof in writing to the Secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days before the meeting; provided, however, that in the event that less then seventy-five (75) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public disclosure of any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Related Person; (3) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (a) to be a holder of record of stock of the Corporation at the time of the annual meeting and (b) to appear in person or by proxy at the annual meeting to bring such business before the annual meeting; (4) the class and number of any securities of the Corporation that are owned beneficially or of record by the shareholder proposing such business and any Shareholder Related Person; (5) a description of (a) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the shareholder or any Shareholder Related Person and (b) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any Shareholder Related Person; (6) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any of the Corporation’s securities; (7) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) any Shareholder Related Person, and (c) any other person relating to the proposal of such business by such shareholder and any material interest of such shareholder or any Shareholder Related Person in such business; and (8) whether either the shareholder giving the notice or any Shareholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve the proposal.

For purposes of this Section 1.07 and Section 2.03, a “Shareholder Related Person” of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, (3) any person controlling, controlled by or under common control with such Shareholder Related Person, and (4) any Person on whose behalf a notice is given.

Notwithstanding the foregoing provisions of this Section 1.07, in order to include information regarding a stockholder proposal in the Company’s proxy statement for an annual meeting of shareholders, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.07. Nothing in this Section 1.07 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Secretary or such other officer as is designated by the Board of Directors pursuant to Section 1.03 or (ii) otherwise brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the whole Board.

The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 1.07 will be made by the chairman of the meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

Section 1.08  PROXIES AND VOTING AT MEETINGS.  Every shareholder entitled to vote at any meeting of shareholders may vote in person or by proxy. ~~However, all proxies must~~
Proxies may
be ~~valid written instruments and must be filed in accordance with~~
any form permitted by Chapter 1701 of
the ~~procedures established~~
Ohio Revised Code or any successor provision thereto; provided that the Board of Directors may establish specific rules
for the ~~meeting~~
verification of proxies as may be necessary or appropriate to ensure an accurate count of votes
.

Voting for the election of directors must be by stock vote. Except as otherwise required by law or by the Articles of Incorporation or these Regulations, all other voting may be by voice vote without regard to stock. However, a stock vote must be taken if it is demanded by a shareholder entitled to vote or by his or her proxy.

Except as otherwise required by law, stock votes need not be taken by written ballot. Every stock vote must be counted by the inspector or inspectors of election for the meeting.

Except as otherwise required or provided for by law or by Articles of Incorporation or these Regulations, (1) each shareholder will have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting, and (2) all elections or voting will be determined by a plurality of votes cast.

SECTION 1.09  SHAREHOLDERS’ LIST.  A complete list of shareholders entitled to vote will be prepared for each meeting of shareholders. The shareholders’ list will be arranged alphabetically for each class of stock and will set forth the name and address of each shareholder and the number of shares registered in his name.

The shareholders’ list must be available throughout the meeting at the place of the meeting and may be examined by any shareholder or his proxy present at the meeting for any purpose relevant to the meeting.

The shareholders’ list will presumptively determine the identity of shareholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 1.10  WRITTEN CONSENT IN LIEU OF MEETING OF SHAREHOLDERS.  Actions by shareholders, including but not limited to any action adopting, amending or repealing these Regulations or any new Regulations, may be taken only at meetings of shareholders. Actions may not be taken by a consent in writing setting forth the action to be taken and signed by shareholders.

ARTICLE II

DIRECTORS

SECTION 2.01  POWERS.  Except as otherwise required or provided for by law or by the Articles of Incorporation or these Regulations, the Board of Directors may exercise all powers and do all acts and things that may be exercised or done by the Corporation.

SECTION 2.02  NUMBER.  The number of directors may be determined by the vote of the holders of a majority of the Voting Shares represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office; provided that the number of directors shall in no event be fewer than six (6) nor more than twelve (12). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

SECTION 2.03  NOMINATION.  Except as may be otherwise provided in the Articles of Incorporation or any designation of terms of the Corporation’s preferred stock, only persons who are nominated in accordance with this Section 2.03 will be eligible for election as Directors of the Corporation.

Nominations of persons for election as directors of the Corporation may be made at an annual meeting of shareholders only (1) by or at the direction of the Board of Directors or a committee thereof or (2) by a shareholder who (a) is a shareholder of record at the time of giving of notice provided for in this Section 2.03 and at the time of such annual meeting, (b) is entitled to vote for the election of directors at such meeting, (c) makes the nomination pursuant to timely notice in proper written form to the Secretary, and (d) otherwise complies with the procedures set forth in this Section 2.03.

~~SECTION 2.03  NOMINATION.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (1) by or at the direction of the directors, by any person or committee appointed by the directors or (2) by any shareholder of the Corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 2.03. Such nominations,~~

~~other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.~~ To be timely, a shareholder’s notice ~~shall~~
must
be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days ~~prior to~~
before
the meeting; provided, however, that in the event that less than seventy-five (75) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. ~~Such shareholder’s notice~~
In no event
shall ~~set forth (1) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address~~
public disclosure
of ~~such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares, if~~ any, postponement or adjournment
of ~~the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (2) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares, if any, of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as~~
an annual meeting commence
a ~~director of the Corporation, if elected. No person shall be eligible~~
new time period
for ~~election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03. The chairman~~
giving
of a~~meeting~~
stockholder’s notice
of ~~shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.03; and if he or she should so determine, the defective nomination shall be disregarded.~~

To be in proper written form, such shareholder’s notice of a nomination must set forth or include: (1) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and any Shareholder Related Person; (2) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (a) to be a holder of record of stock of the Corporation at the time of the annual meeting and (b) to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (3) the class and number of any securities of the Corporation owned beneficially or of record by the shareholder giving the notice and by any Shareholder Related Person; (4) a description of (a) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the shareholder or any Shareholder Related Person and (b) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any Shareholder Related Person; (5) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any of the Corporation’s securities; (6) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) any Shareholder Related Person, and (c) each nominee; (7) all information regarding each nominee proposed by the shareholder giving the notice that would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including the signed consent of each nominee to be named as a nominee and to serve as a director of the Corporation if so elected; (8) with respect to each nominee proposed by the shareholder giving the notice, a Nominee Questionnaire and a Nominee Representation and Agreement, each completed and signed by the nominee; and (9) whether either such shareholder or, beneficial owner or Shareholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to elect such nominee or nominees.

For purposes of this Section 2.03, (1) a “Nominee Questionnaire” means a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (2) a “Nominee Representation and Agreement” means a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with the provisions of these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Nominations of persons for election as directors of the Corporation may be made at a special meeting of shareholders only if properly brought before the meeting. To be properly brought before a special meeting, the nomination must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Secretary or such other officer as is designated by the Board of Directors pursuant to Section 1.03 or (ii) made by the chairman of the meeting or by or at the direction of a majority of the whole Board.

Notwithstanding the foregoing provisions of this Section 2.03, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03.

The chairman of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this SECTION 2.03, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded.

SECTION 2.04  CLASSIFICATION, TERM OF OFFICE AND ELECTION OF DIRECTORS.  If the number of directors determined in accordance with the provisions of Section 2.02 of these Regulations is nine (9) or more, then the director will be classified into three classes, “Class 1,” “Class 2” and “Class 3,” respectively. If the number of directors determined in accordance with the provisions of Section 2.02 of these Regulations is six (6) or more but less than nine (9), then the directors will be classified into two classes, designated “Class 1” and “Class 2,” respectively. The number of directors constituting each class will, as nearly as possible, be equal. However, if the number of directors constituting the whole Board of Directors is not evenly divisible by the number of classes of directors, then the number of directors constituting each class will be such that (1) the difference between the number of directors constituting each class is not greater than one, (2) the number of Class 3 directors, if any, is greater than or equal to the number of Class 2 directors and the number of Class 1 directors, and (3) the number of Class 2 directors is greater than or equal to the number of Class 1 directors. Initially, (1) the term of office of each Class 1 director will expire at the annual meeting in 1992, (2) the term of office of each Class 2 director will expire at the annual meeting in 1993, and (3) the term of office of each Class 3 director will expire at the annual meeting in 1994. Thereafter, the successors to the directors of each class will hold office for terms of three years so that the term of office of one class of directors will expire at each annual meeting. Each director will hold office for the term for which he or she is elected or appointed and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting but unless so requested such election may be conducted in any way approved at such meeting.

SECTION 2.05  INCREASE OR DECREASE IN THE NUMBER OF DIRECTORS.  Whenever the number of directors constituting the whole Board of Directors is increased between annual meetings, a majority of the directors then in office may appoint the new director or directors. The term of office of such new director or directors will be for the balance of the terms of the directors of the class to which such new director is appointed and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Any decrease in the number of directors constituting the whole Board of Directors will not become effective until the expiration of the term or terms of the directors of each class affected by the decrease. However, a decrease in the number of directors constituting the whole Board of Directors may become effective at any time to the extent that there are vacancies on the Board of Directors which are being eliminated by the decrease.

SECTION 2.06  VACANCY.  Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 2.02 hereof. Except in cases where a director is removed as provided by law and these Regulations, and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

If any directors resign effective as of a future date, then a majority of the remaining directors, including the resigning directors may appoint a successor. The term of office of the successor will be the unexpired term of the director he or she succeeds and until his or her successor is elected or qualified.

SECTION 2.07  REMOVAL OF A DIRECTOR.  A director may be removed by holders of a majority of the shares then entitled to vote for the election of directors, but only for cause.

Except as otherwise required or provided for by law, cause to remove a director will be construed to exist only if the director whose removal is proposed (1) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or (2) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal.

SECTION 2.08  QUORUM AND ADJUSTMENTS.  One third of the directors constituting the whole Board of Directors, but not less than two directors, shall constitute a quorum; provided, that, any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations or as otherwise authorized by law.

SECTION 2.09  ORGANIZATION MEETING.  Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 2.10  REGULAR MEETINGS.  Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 2.11  SPECIAL MEETINGS.  Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President, or by one-third of the directors then in office. Written notice of each such meeting shall be given to each director by personal delivery or by mail, cablegram or telegram not less than one day prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any directors may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 2.12  PARTICIPATION IN MEETINGS BY TELEPHONE.  Members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee of the Board of Directors by means of telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation constitutes presence in person at such meeting.

SECTION 2.13  COMPENSATION.  Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any Committee thereof and/or such salary as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

COMMITTEES

SECTION 3.01  COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors may establish one or more committees of the Board of Directors to consist of not less than three directors. The committees of the Board of Directors will have the powers and duties properly delegated to them by the Board of Directors. Without limiting the foregoing, the Board of Directors may empower a committee of the Board of Directors to declare a dividend or authorize an issuance of stock. However, all powers and duties delegated to each committee of the Board of Directors must be specified in a resolution of the Board of Directors.

The Board of Directors will appoint the directors who will be members of each committee. The Board of Directors may also appoint alternative members to replace any absent or disqualified member of any committee. All committee members may be removed or replaced by the Board of Directors at any time.

SECTION 3.02  CONDUCT OF BUSINESS.  Except as otherwise required by law or by the Articles of Incorporation or these Regulations, each committee may determine the procedural rules for meeting and conducting its business. However, (1) adequate provision will be made for notice to members of all meetings; (2) one-third of the members will constitute a quorum; (3) all matters will be determined by a majority vote of the members present; and (4) action may be taken by any committee without a meeting if all members of the committee consent in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

SECTION 4.01  ELECTION.  The elected officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers including a Chairman of the Board as may from time to time be appointed by the Board of Directors. All officers of the Corporation whose authority is derived directly from the provisions of this Article IV shall be elected and the compensation of all such officers may be fixed by the Board of Directors or by the President (except for the compensation of the President) or by a committee duly empowered pursuant to Section 3.01 of these Regulations to fix compensation. Any officer may, but no officer except the President and the Chairman of the Board, if any, must, be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors.

SECTION 4.02  TERM.  The officers of the Corporation shall be elected annually at the organization meeting of the Board of Directors and shall hold office until the next organization meeting of the Board of Directors or for such shorter periods as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by the Board of Directors. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.

SECTION 4.03  PRESIDENT.  The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the authority, perform the duties and exercise the powers usually incident to the office of President and/or assigned to him or her by the Board of Directors.

SECTION 4.04  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if any, shall have the authority, perform the duties and exercise the power usually incident to the office of Chairman of the Board and/or assigned to him or her by the Board of Directors or the President.

SECTION 4.05  VICE PRESIDENT.  Each Vice President of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Vice President and/or assigned to him or her from time to time by the Board of Directors or the President.

SECTION 4.06  SECRETARY.  The Secretary of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of the Secretary of the Corporation and/or assigned to him or her from time to time by the Board of Directors or the President. The Secretary of the Corporation shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purpose.

SECTION 4.07  TREASURER.  The Treasurer of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Treasurer of the Corporation and/or assigned to him or her from time to time by the Board of Directors or the President.

SECTION 4.08  DELEGATION OF AUTHORITY.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these Regulations.

SECTION 4.09  ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.  Unless otherwise directed by the Board of Directors, the President will have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 5.01  INDEMNIFICATION.  The Corporation shall indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent ~~and~~ according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities assessed against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) assessed against them or incurred by them arising out of their service to the Corporation as contemplated herein.

ARTICLE VI

CAPITAL STOCK

SECTION 6.01  STOCK CERTIFICATES.  Shares of stock in the Corporation may be certificated or uncertificated as provided by the Ohio general corporation law, provided that every holder of stock in the Corporation shall be entitled to certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law.

SECTION 6.02  TRANSFERS.  The shares of stock of the Corporation shall be transferable in the manner prescribed by laws of the State of Ohio. Transfers of stock shall be made on the share transfer books of the Corporation only by the person named in the certificate or by an attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled when the new certificate shall be issued.

SECTION 6.03  REGISTERED HOLDERS.  The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options are registered on the record of shareholders, warrant holders, right holders or options holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof.

SECTION 6.04  NEW CERTIFICATES.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01  PROVISION ARTICLES OF INCORPORATION.  These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

SECTION 7.02  RECORD DATES.  For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be, unless the Articles of Incorporation specify a shorter or a longer period for such purpose.

SECTION 7.03  AMENDMENTS.  These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, either (i)
by the affirmative vote of a majority of the holders of the stock entitled to vote for the election of directors voting as a single class
, or (ii) to the extent permitted by Chapter 1701 of the Ohio Revised Code or any successor provision thereto, by the Board of Directors
, except that the provisions of Sections 1.02, 1.06, 2.02, 2.03, 2.04, 2.07 and this Section 7.03 may not be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part except by the affirmative vote of the holders of 80% of ~~such~~ stock entitled to vote for the election of directors, voting as a single class
.

SECTION 7.04  FISCAL YEAR.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

These Amended and Restated Regulations supersede the existing Regulations of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF
LANCASTER COLONY CORPORATION
November 17, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓Please detach along perforated line and mail in the envelope provided.↓

20333030303303000000 5	111708

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1 THROUGH 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. To elect three directors, each for a term that expires in 2011:				2.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2009;	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Robert L. Fox O John B. Gerlach, Jr. O Edward H. Jennings		3.
To approve and adopt amendments to the Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act;
						☐	☐	☐

4.
To approve and adopt amendments to the Corporation’s Articles of Incorporation to eliminate the requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock;
						☐	☐	☐

5.
To approve and adopt amendments to the Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals;
						☐	☐	☐

				6.	To approve and adopt amendments to the Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law;	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				7.
To approve and adopt amendments to the Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors;
						☐	☐	☐

8.
To approve and adopt amendments to the Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law; and
						☐	☐	☐

				9.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED HEREIN AND “FOR” PROPOSALS 2 THROUGH 8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TAKE ACTION AND VOTE IN ACCORDANCE WITH THEIR JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐	YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▢
LANCASTER COLONY CORPORATION
37 West Broad Street, Columbus, Ohio 43215
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LANCASTER COLONY CORPORATION
Notice of the 2008 Annual Meeting of Shareholders to be held on November 17, 2008

     The undersigned hereby appoints Matthew R. Shurte, John L. Boylan and David M. Segal, or any of them separately, as proxies of the undersigned, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Lancaster Colony Corporation held of record by the undersigned at the close of business on September 19, 2008 that the undersigned would be entitled to vote, and to exercise all of the powers that the undersigned would be entitled to exercise as a shareholder, if personally present, at the Annual Meeting of Shareholders to be held in the Lilac Room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 at 11:00 a.m., Eastern Standard Time, on November 17, 2008, or at any and all adjournments or postponements of the Annual Meeting of Shareholders.

(Continued and to be signed on the reverse side)

14475

October 15, 2008
Dear Lancaster Colony Corporation Employee Stock Ownership Plan Participant:
Pursuant to Section 5.9 of the Lancaster Colony Corporation Employee Stock Ownership Plan and Trust Agreement (the “Plan”), you are entitled to instruct Huntington Trust Company, N.A., as trustee under the Plan (the “Trustee”), as to the manner in which the Lancaster Colony Corporation shares of stock allocated to your individual account under the Plan are to be voted as well as a pro-rata portion (in the proportion that the number of shares allocated to your account under the Plan bears to the total number of shares in the Plan) of the shares allocated to other participants’ accounts under the Plan who do not provide instructions to the Trustee (“uninstructed shares”). The Annual Meeting of Shareholders of Lancaster Colony Corporation will be held on November 17, 2008 (see enclosed “Notice of Annual Meeting of Shareholders”). The matters which are anticipated to come before the shareholders and require shareholder action are set forth in the enclosed Proxy Statement. The Board of Directors of Lancaster Colony Corporation recommends that you vote in favor of proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9. Consequently, please indicate your confidential voting instructions to the Trustee for the:

1.	Election of Directors

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2011” of the Proxy Statement, enclosed.

OR:

WITHHOLD VOTE OF ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FROM all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2011” of the Proxy Statement, enclosed.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR all Nominees listed under the section titled “Proposal No. 1 — Nomination and Election of Directors — Nominees for Term to Expire in 2011” of the Proxy Statement, enclosed, EXCEPT WITHHOLD VOTE from the following nominee(s):

2.	Ratification of Selection of Independent Registered Public Accounting Firm

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2009.

(See Reverse Side)

3.	Approve and Adopt Amendments to Articles of Incorporation to Delete Existing Control Share Acquisition Provisions and Opt Back into the Protection of the Ohio Control Share Acquisition Act

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to delete existing control share acquisition provisions and opt back into the protection of the Ohio Control Share Acquisition Act.

4.	Approve and Adopt Amendments to Articles of Incorporation to Eliminate Requirement for Supermajority Shareholder Approval for Certain Transactions with Owners of 5% or More of the Corporation’s Outstanding Voting Stock

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to eliminate requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to eliminate requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Articles of Incorporation to eliminate requirement for supermajority shareholder approval for certain transactions with owners of 5% or more of the Corporation’s outstanding voting stock.

5.	Approve and Adopt Amendments to the Corporation’s Code of Regulations Related to Shareholder Meetings and Notices, Including to Set Forth the Express Authority of the Meeting Chair to Conduct Shareholder Meetings and to Revise the Advance Notice Requirement for Shareholder Proposals

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of proposed amendments to the Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Code of Regulations related to shareholder meetings and notices, including to set forth the express authority of the meeting chair to conduct shareholder meetings and to revise the advance notice requirement for shareholder proposals.

6.	Approve and Adopt Amendments to the Corporation’s Code of Regulations to Allow Proxies in Any Form Permitted by Ohio Law

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of a proposed amendments to the Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of a proposed amendments to Lancaster Colony Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of a proposed amendments to Lancaster Colony Corporation’s Code of Regulations to allow proxies in any form permitted by Ohio law.

7.	Approve and Adopt Amendments to the Corporation’s Code of Regulations to Add Additional Information and Covenant Requirements Regarding Nominations by Shareholders of Persons for Election as Directors

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of proposed amendments to the Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of proposed amendments to Lancaster Colony Corporation’s Code of Regulations to add additional information and covenant requirements regarding nominations by shareholders of persons for election as directors.

8.	Approve and Adopt Amendments to the Corporation’s Code of Regulations to Allow the Corporation’s Board of Directors to Amend the Corporation’s Code of Regulations without Shareholder Approval to the Extent Permitted by Ohio Law

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of a proposed amendment to the Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of a proposed amendment to Lancaster Colony Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law.

(See Reverse Side)

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of a proposed amendment to Lancaster Colony Corporation’s Code of Regulations to allow the Corporation’s Board of Directors to amend the Corporation’s Code of Regulations without shareholder approval to the extent permitted by Ohio law.

9.	To Transact Such Other Business as May Properly Come Before the Annual Meeting or Any Adjournments or Postponements of the Annual Meeting

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares FOR the approval and adoption of the proposal to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares AGAINST the approval and adoption of the proposal to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

OR:

VOTE ALL SHARES of Lancaster Colony Corporation stock allocated to your individual account under the Plan together with a pro-rata portion of uninstructed shares to ABSTAIN in connection with the approval and adoption of the proposal to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Please check only one of the above for each matter to be voted upon, and then sign and return this form to the Trustee in the enclosed postage prepaid envelope.
NOTE: If no instructions are received from you by the Trustee by November 11, 2008, all such Lancaster Colony Corporation shares shall be voted by the Trustee as described in the first paragraph of this form.
Very truly yours,
Lancaster Colony Corporation
Employee Stock Ownership Plan Committee
Enclosures

Date	Participant’s Signature

Print Name